                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant / /
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       CHAMPION HEALTHCARE CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                        CHAMPION HEALTHCARE CORPORATION
                         14340 Torrey Chase, Suite 320
                             Houston, Texas  77014

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 25, 1995

To the Stockholders of
Champion Healthcare Corporation:

                 You are cordially invited to attend the 1995 Annual Meeting of Stockholders of Champion Healthcare Corporation (the "Company") to be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, on May 25, 1995 at 11:00 a.m., Texas time, for the following purposes:

         (1) To elect ten directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

         (2) To consider and vote upon a proposal to approve the Selected Executive Stock Option Plan No. 5;

         (3) To ratify the appointment of Coopers & Lybrand, L.L.P., as the Company's auditors for 1995; and

         (4) To transact such other business as may properly come before the meeting.

                 The Board of Directors has fixed the close of business on April 10, 1995 as the record date for determination of stockholders entitled to notice of and to vote at such meeting.

                 Regardless of whether you expect to attend the meeting in person, you are requested to fill in, date and sign the enclosed proxy card and promptly return it in the enclosed postage paid envelope.

                                         By the order of the Board of Directors,



                                        /s/ JAMES G. VANDEVENDER
                                        James G. VanDevender,
                                        Secretary
Houston, Texas
Date: May 1, 1995

                        CHAMPION HEALTHCARE CORPORATION
                         14340 Torrey Chase, Suite 320
                              Houston, Texas 77014

________________________________________________________________________________

                               PROXY STATEMENT
________________________________________________________________________________


         This proxy statement and the accompanying proxy card are solicited by the Board of Directors of Champion Healthcare Corporation (the "Company") for use in connection with the 1995 Annual Meeting of Stockholders of the Company to be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, on May 25, 1995 at 11:00 a.m., and any adjournment or postponement thereof. Although proxies will be solicited primarily by mail, regular employees of the Company may personally aid in such solicitation. The Company will make arrangements with brokerage houses for forwarding proxy materials to the beneficial owners of shares of Common Stock registered in brokers' names. All solicitation costs will be borne by the Company. All properly signed proxies will be voted, and where a choice has been specified by the stockholder as provided on the proxy, it will be voted in accordance with the specification so made. If any proxies do not contain voting instructions, the shares of Common Stock or voting Preferred Stock, as the case may be, represented by such proxies will be voted (1) FOR the election of the nominees for the Board of Directors, (2) FOR the approval and adoption of the Selected Executive Stock Option Plan No. 5 and (3) FOR the ratification of the appointment of Coopers & Lybrand, L.L.P., as the Company's independent certified public accountants for 1995. Any stockholder giving a proxy may revoke it at any time before it is used at the meeting by giving written notice of revocation or by signing and delivering to the secretary of the Company a proxy bearing a later date. Proxy materials are expected to be mailed or delivered to stockholders on or about May 1, 1995.

VOTING AT THE MEETING

         The record date for the determination of stockholders entitled to notice of and to vote at the meeting was the close of business on April 10, 1995, at which time there were outstanding 4,243,975 shares of Common Stock, $.01 par value ("Common Stock"), 3,500,000 shares of Series A Convertible Preferred Stock, $.01 par value ("Series A"), 2,769,109 shares of Series A-1 Convertible Preferred Stock, $.01 par value ("Series A-1"), 1,577,546 shares of Series BB Cumulative Convertible Preferred Stock, $.01 par value ("Series BB"), 448,811 shares of Series C Cumulative Convertible Preferred Stock, $.01 par value ("Series C"), and 2,112,819 shares of Series D Cumulative Convertible Preferred Stock, $.01 par value ("Series D") (collectively the "Preferred Stock"). At the meeting, shares of Common Stock and Preferred Stock are entitled to vote as follows: Common Stock - 1 vote per share, Series A-1 vote for each 3.685 shares, Series A-1 - 1 vote for each 4 shares, Series BB, Series C and Series D-2 votes per share. The presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting will be necessary to constitute a quorum for the transaction of business at the meeting. Once a quorum has been established, the affirmative vote of a majority of shares entitled to vote that are present in person or by proxy will be necessary to approve the Selected Executive Stock Option Plan No. 5, and to ratify the appointment of Coopers & Lybrand, L.L.P., as the Company's independent certified public accountants for fiscal year 1995. Stockholders do not have the right to cumulate their votes with respect to the election of directors. The Directors are elected by a plurality of the votes present in person or by proxy. Any shares not voted (whether by abstention, broker non-vote or votes withheld) are not counted as votes cast for such individuals and will be excluded from the vote.

                             ELECTION OF DIRECTORS

         Ten directors are to be elected at the meeting. Each director will hold office until the next annual meeting of stockholders and until his
successor is elected and qualified.   Each person proposed to be elected as
director has consented to serve if elected. If prior to the meeting any nominee should become unavailable to serve for any reason, the proxies will be voted for a nominee selected by the Board of Directors. The persons named as proxies in the accompanying form of proxy intend to vote each properly signed and submitted proxy for the election as a director of each of the following nominees unless authority to vote for all or any of the nominees is withheld on the proxy.

CHARLES R. MILLER (Age 56, Director since 1990)

         Chairman, President and Chief Executive Officer of the Company, since its founding in February 1990. Mr. Miller has over 30 years of experience in the hospital industry. In 1981, he co-founded Republic Health Corporation ("Republic"), serving as President and a director of the company. In less than three years, Republic had revenues of $540 million and was the fifth largest publicly-held hospital management company owning 23 acute hospitals, 20 psychiatric and substance abuse facilities and managing 18 hospitals and 3 specialty units. In 1986, the company was acquired in a leveraged buy-out for $800 million. Mr. Miller resigned as an officer and director of Republic in 1986. After leaving Republic, Mr. Miller and another individual acquired in 1987 a general acute care hospital in El Paso, Texas and subsequently sold that facility in late 1988. During 1989, Mr. Miller did limited healthcare consulting and developed the business plan for the Company. Prior to co-founding Republic, Mr. Miller was employed for seven years by Hospital Affiliates International ("HAI"). Mr. Miller received a BBA in Personnel Management from Texas Tech University in 1968 and a Masters degree in Public Health Administration from the University of Texas in 1974.

JAMES G. VANDEVENDER  (Age 47, Director since 1990)

         Executive Vice President, Chief Financial Officer, Secretary and Director of the Company since its formation in February 1990. From 1987 until 1990 Mr. VanDevender pursued private investments. Mr. VanDevender has approximately 23 years of experience in the hospital industry, including management positions in accounting and finance at the hospital level, and senior executive positions in accounting, finance, acquisitions and development, and operations at the corporate level of multi-hospital companies. Mr. VanDevender was employed with Republic Health Corporation from 1981 until 1987 and was Senior Vice President in charge of Republic's acquisition and development function and its management contract division in 1987. Before joining Republic, Mr. VanDevender was employed for four years by HAI. He received his undergraduate degree in Accounting from Mississippi State University in 1970.

NOLAN LEHMANN  (Age 50, Director since 1991)

         President of Equus Capital Management Corp., an investment advisor firm located in Houston, Texas, since 1983. Mr. Lehmann also serves as President and a director of Equus II Incorporated, a registered investment company traded on the American Stock Exchange; Allied Waste Industries, Inc., which deals with solid waste; and Drypers Corporation, which manufactures disposable baby diapers.

Both Allied Waste Industries, Inc. and Drypers Corporation are traded on NASDAQ. Mr. Lehmann holds graduate and undergraduate degrees in accounting and economics from Rice University and is a Certified Public Accountant.

PAUL B. QUEALLY (Age 30, Director since 1991)

         Since 1986, Mr. Queally has been employed by Sprout Group, the venture capital affiliate of Donaldson, Lufkin & Jenrette, a major investment banking firm, and is currently a General Partner. Sprout Group has participated in the financing of over 100 companies with aggregate annual sales in excess of $8 billion. Presently, Sprout's assets under management approach $500 million. Mr. Queally is also a director of E&B Marine, a retail marine supply company listed on NASDAQ. Mr. Queally received a BA from the University of Richmond and a MBA from Columbia University.

JAMES A. CONROY (Age 34, Director since 1992)

         Mr. Conroy has been a general partner of OGP Partners, L.P., the General Partner of The Olympus Private Placement Fund, L.P., since 1990. Olympus invests in the growing domestic and international private placement markets through purchases of equity and mezzanine securities and manages capital for U.S. American Residential Holding Corporation. From 1988 through 1990, Mr. Conroy was employed by Bain & Co., Inc. Mr. Conroy received his BBA degree from the University of Virginia and a MBA from Dartmouth's Amos Tuck School of Business.

DAVID S. SPENCER (Age 54, Director since 1992)

         Mr. Spencer has over 25 years experience as a health care executive. He is founder and Chief Executive Officer of Management Prescriptives, Inc. ("MPI"), an education and information services company specializing in improving the quality of care and financial performance in hospitals through a systematic program for identifying and eliminating adverse patient events. Prior to founding MPI in 1988, Mr. Spencer was President of Voluntary Hospitals of America Management Services from 1982-1988. Before that, he was President and Chief Executive Officer of Hospital Affiliates Management Corporation, which was responsible for the contract management of 129 hospitals in 39 states. He also served on the faculty of Vanderbilt University and is a former member of the Board of Directors of Tulane University Medical Center. Mr. Spencer received a BS in Economics from the University of Illinois and a Masters Degree in Health Care Administration from the University of Minnesota.

MANUEL M. FERRIS (Age 61, Director since 1992)

         Mr. Ferris has been President and Chief Executive Officer of the Harvard Community Health Plan, a health maintenance organization, since 1991. Mr. Ferris was the Westin Hotels Distinguished Professor at Washington State University from 1990 until 1991. During 1986 through 1989, Mr. Ferris pursued a number of personal interests. Prior to 1986, Mr. Ferris served for almost 30 years in senior executive positions with the Sonesta, Sheraton and Howard Johnson hotel corporations. He served as President of the North American Division of Sheraton Hotels and President of the Accommodation Group for the Howard Johnson hotel chain. Mr. Ferris received Bachelor's and Master's degrees in Education from Boston University.

SCOTT F. MEADOW (Age 41, Director since 1994)

         Mr. Meadow has been a General Partner with Frontenac Company, a venture capital firm with over $500 million under management since 1992. Mr. Meadow was previously a Partner of William Blair & Co. from 1982 until 1992, and was a management consultant with Booz, Allen & Hamilton. In addition to participating in the private funding of Staples, Petstuff and A Pea in the Pod, he has organized such companies as The Sports Authority, Inc., and KidSource, Inc., and served as a director of CompUSA, Inc., Ulta3, Inc., and Leewards Creative Crafts, Inc. Mr. Meadow is a graduate of the Harvard Graduate School of Business Administration.

WILLIAM G. WHITE (Age 55, Director since 1994)

         Prior to the Champion/AmeriHealth Merger in December 1994, Mr. White had served as Chairman of the Board, President and Chief Executive Officer of AmeriHealth since June 1983, and he also served as Chief Financial Officer of AmeriHealth from February 1991 to September 1991.

RICHARD D. SAGE (Age 54, Director since 1994)

         Prior to the Champion/AmeriHealth Merger in December 1994, Mr. Sage had served as Vice Chairman of the Board and Executive Vice President of AmeriHealth from June 1983 until October 1985. He also served as Treasurer of AmeriHealth from April 1983 to October 1985. Mr. Sage served from June 1988 to June 1993 as a Vice President and Regional Vice President of HHL Financial Services Company, which specializes in the collection of health care accounts receivable. Since June 1993 he has been associated with Sage Law Offices in Miami, Florida.

         BOARD ATTENDANCE AND COMMITTEES

         Other than actions taken by consent resolution, during 1994 the Board of Directors met three times. No director attended fewer than 75% of the meetings. The Board of Directors has a standing Option and Compensation Committee composed of David S. Spencer, Paul B. Queally, and Scott F. Meadow and an Audit Committee composed of Nolan Lehmann, James A. Conroy and Manuel M. Ferris. The principal function of the Audit Committee is to meet with and discuss the annual audit with the outside auditors and review internal accounting and fiscal controls. The Audit Committee met once during 1994. The principal function of the Option and Compensation Committee is to determine issues regarding compensation of executive officers, including granting of options pursuant to the Company's various stock option plans. During 1994, the Option and Compensation Committees met two times, and no director attended
fewer than 75% of the meetings of any committee.   The Board does not have a
nominating committee.

         CHANGE IN CONTROL EVENT

         On December 6, 1994, Champion Healthcare Corporation ("Champion"), a Texas corporation, merged with and into AmeriHealth, Inc.("AmeriHealth"), a Delaware corporation, with AmeriHealth being the surviving entity, and the name of the surviving corporation was changed to Champion Healthcare
Corporation (the "Champion/AmeriHealth Merger").   The merger was accounted for
as a recapitalization of the Company with Champion as the acquirer (a reverse acquisition). As part of the merger transaction described in the Company's proxy statement dated November 11, 1994:

1. each 5.70358 shares of AmeriHealth Common Stock outstanding prior to December 6, 1994 was converted into one share of the Company Common Stock;

2. a new Board of Directors was ratified, consisting of the existing eight Champion board members and the continuance of William G. White and Richard D. Sage as members of the board (although there was no requirement in the merger agreement for the election of Messrs. White and Sage to future terms);

3.       new officers, consisting mainly of Champion's officers took office;

4. all outstanding shares of AmeriHealth's $2.125 Increasing Rate Cumulative Convertible Preferred Stock, Series B, $.01 par value were canceled in exchange for cash equal to the redemption price of such shares plus accrued dividends;

5. a new Certificate of Incorporation was approved which, among other changes, authorized the Champion Preferred Stock;

6. the former Champion shareholders received one share of the Company's Common Sock in exchange for each one share of Champion common stock they held and one share of Preferred Stock of the Company in exchange for each one share of Champion preferred stock with terms substantially similar to those of the former Champion preferred shares;

7.       the existing Champion stock option plans were adopted and approved;
         and

8. the selection of Coopers & Lybrand, L.L.P., the Company's independent auditors was approved.

         As a result of the merger, the former Champion shareholders as a group received shares of the Company that gave them over 75% of the voting shares of the Company, and Champion was considered the effective survivor.

         ARRANGEMENTS WITH RESPECT TO THE ELECTION OF DIRECTORS:

D STOCKHOLDERS AGREEMENT

         The holders of the Common Stock and all classes of the Preferred
Stock executed on December 31, 1993 the "D Stockholders Agreement" (the "D Agreement") in connection with the sale of approximately $90 million in Series D Preferred Stock and subordinated notes pursuant to the Series D Note and Stock Purchase Agreement (the "Purchase Agreement") executed on the same date. The D Agreement contains a voting agreement, restrictions on transfer of stock, and limited preemptive rights to future Common Stock issues or sales.

         The D Agreement provides certain shareholders and shareholder groups with Board nominee designation rights (and agreed voting) for eight Board positions. The schedule below reflects the incumbent director nominated by each of these shareholders and shareholder groups and the current amount of indebtedness owed by the Company to each shareholder or group thereof.

                                                            CURRENT DIRECTOR         INDEBTEDNESS OWED TO
         STOCKHOLDER                       SERIES(1)        REPRESENTATIVE           SHAREHOLDER OR GROUP(2)
         -----------                       ------           --------------           --------------------
Olympus Private Placement                  "BB"             James A. Conroy              $    1,500,000
       Fund, L.P.(3)
Series BB and C Preferred                  "BB"             Manuel M. Ferris             $   10,993,000
       Stockholders, as a group(4)         "C"
Equus(5)                                   "A, A-1"         Nolan Lehmann                $    1,500,000
Sprout(6)                                  "A, A-1"         Paul B. Queally              $    4,434,000
Frontenac VI Limited Partner-              "D"              Scott F. Meadow              $   10,000,000
       ship; Frontenac Diversified
       III Limited Partnership(7)
Charles R. Miller, James G.                Common           Charles R. Miller                  --
       VanDevender(8)                                       James G. VanDevender
                                                            David S. Spencer

- -----------------
(1)      Preferred Stock of the Company.
(2) Principal amount outstanding of 11% Senior Subordinated Notes Due December 31, 2003.
(3) Olympus must hold at least one-third of the Common Equivalent Stock (outstanding common stock and common stock issuable upon the exercise of all classes of outstanding preferred stock and warrants), as defined in the D Agreement, held by Olympus on December 31, 1993 to maintain this nomination right. If Olympus no longer owns one-third of the Common Equivalent Stock it owned on December 31, 1993, then the holders of Series BB and C Preferred Stock exercise the same right, voting together as a class by a two-thirds vote, so long as the Series BB and C stockholders own one-third of the Proforma Conversion Stock purchased by them pursuant to the Purchase Agreement.
(4) The right exists so long as the holders collectively of Series BB and C Preferred Stock hold one-third of the Proforma Conversion Stock initially purchased by them, provided the nominee is not an Affiliate of any Series BB or Series C stockholder, and the nominee is approved in writing by a majority of the directors who are also the Company's senior management. Olympus Private Placement Fund, L.P., owns some Series C; Equus and Sprout also own some Series BB and C; and Frontenac owns some Series C.
(5) Equus Capital Partners and Equus II Incorporated ("Equus"). The right also exists so long as Equus is the holder of one-third of the Common Equivalent Stock held by it on December 31, 1993 or purchased pursuant to the Purchase Agreement.
(6) Sprout Growth, L.P., Sprout Capital, VI L.P., DLJ Venture Capital Fund II, L.P., DLJ Capital Corporation, Sprout Growth II L.P. (collectively, "Sprout"). The right exists so long as Sprout is the holder of one-third of the Common Equivalent Stock held by it on December 31, 1993 as purchased pursuant to the Purchase Agreement. Other affiliates of Sprout are also owed amounts of such indebtedness.
(7) The right exists so long as these two holders of Series D Preferred Stock hold at least one-third of the stock initially purchased by them, provided the nominee is a general partner in Frontenac Company.
(8) The right exists so long as Messrs. Miller and VanDevender are holders of at least 50% of the Common Equivalent Stock held by them on December 31, 1993 for the nomination of two directors; and for the nomination of one director subject to the written approval of Equus and Sprout, provided that if Messrs. Miller and VanDevender do not continue to hold at least 50% of the Common Equivalent Stock held on December 31, 1993 and Mr. Miller ceases to devote full time efforts to the Company, this nomination right for one director becomes the joint right of Equus and Sprout, collectively, provided they still hold at least one-third of the Common Equivalent Stock held by them on December 31, 1993.

         The voting agreement within the D Agreement requires the parties to vote their shares for the election of the nominees made by the shareholders listed above, subject to the conditions stated in the D Agreement. The voting agreement will terminate no later than June 1, 2000 unless extended by mutual agreement of the stockholder parties at the time of the extension agreement holding not less than a majority of the Common Equivalent Stock.

         Messrs. Miller, VanDevender, Ronald R. Patterson and one other Company employee stockholder (the "Restricted Stockholders"), are restricted in the sale of their stock to third parties by the D Agreement so that the Company first and the other stockholders second have the right to purchase the Restricted Stockholders' shares offered to a third party. All parties to the D Agreement are restricted from selling any shares prior to December 31, 1995 to any competitor or person who owns a controlling interest in any competitor of the Company. Mr. Miller has stock transfer restrictions prior to the second anniversary of the closing date of a Successful Secondary Public Offering. If parties to the D Agreement holding 75% of the Common Equivalent Stock ("Selling Group") agree to sell such stock to a non-affiliate of any member of the Selling Group in a bona fide third party transaction then if (a) such sale is before December 31, 1996 and the price per Common Equivalent Share is at least $28.00 per share of Series D Preferred Stock (if before December 31, 1996) or
(b) such sale is after December 31, 1996 and regardless of the price, the Selling Group shall have the option to acquire or require the buyer to purchase all other Common Equivalent Stock held by the non-Selling Group parties to the D Agreement. If such option by the Selling Group is not exercised or is unavailable to be exercised, then the non-Selling Group parties shall have the right to require the Selling Group to purchase their Common Equivalent Stock at the price at which the Selling Group has agreed to sell.

         All parties to the D Agreement have a limited preemptive right to purchase shares issued by the Company to a New Purchaser, as defined in the D Agreement. This limited preemptive right does not apply to certain exempted transactions, to public offerings, and to mergers, acquisitions, or similar transactions.

         The Purchase Agreement provides that holders of Series D Preferred Stock with an aggregate stated value of $2,000,000, holders of Notes issued under that agreement in an aggregate amount of $5,000,000 and holders of warrants issued under that agreement which if exercised would result in proceeds to the Company of $2,000,000, shall have the right to attend Board meetings and receive information sent to the Board members.

CERTIFICATE OF INCORPORATION

         The holders of the Company's Preferred Stock have the right to elect a majority of the Board of Directors upon the occurrence of a "Default Event" as defined in the Certificate of Incorporation and they retain that right throughout the default period.

         One of the Default Events set forth in the Certificate of Incorporation is a "Change in Control Event", as defined. A Change in Control Event occurs when (1) Charles R. Miller owns less than

80% of the stock he beneficially owned on December 28, 1993 at any time prior to the first anniversary of a secondary offering of Company Common Stock which shall have resulted in receipt by the Company of gross proceeds of a minimum of $15,000,000 (a "Successful Secondary Public Offering"); (2) Charles R. Miller has less than 40% of the stock he beneficially owned on December 28, 1993 at any time prior to the second anniversary of a Successful Secondary Public Offering; (3) the acquisition by one person or group of 50% or more of the combined voting power of the then outstanding voting securities; (4) the sale or disposition of all or substantially all of the Company's assets; (5) the merger of the Company with or into another person; (6) any attempts by the Company to reduce substantially or eliminate a public market for the Company stock, to require a filing under Section 13(e) of the Exchange Act, or to cause the delisting of the Company Common Stock from a national securities exchange;
(7) the material or complete liquidation of the Company. No Change of Control Event regarding Charles R. Miller will occur after his termination subject to certain specified conditions, his permanent disability that prevents continued employment, or his death.

         Other Default Events that trigger the rights of the Company's Preferred Stock to elect a majority of the Board of Directors include: failure of the Company to redeem the Preferred Stock as required; any payment default under any material indebtedness of the Company; any acceleration of any such indebtedness; any breach by the Company of covenants in the notes issued pursuant to the Note and Stock Purchase Agreement dated May 27, 1992; an Event of Default in the Company's Loan Agreement dated November 5, 1993; any breach of covenants in the Series D Note and Stock Purchase Agreement dated December 31, 1993; and any insolvency or bankruptcy proceedings.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

         The following table sets forth, as of April 10, 1995, certain information regarding beneficial ownership of Common Stock by (a) each person known by the Company to own beneficially more than 5% of each class of voting securities, (b) each director and director nominee of the Company, (c) each executive officer named in the Summary Compensation Table, and (d) all directors and officers as a group. Each party listed below has sole voting and investment power except as noted.

                               COMMON STOCK    ---------------CONVERTIBLE PREFERRED STOCK--------------        FULLY
                     FOOTNOTE     (I)                                   (H)                                    DILUTED
SHAREHOLDER          REFERENCES   OWNERSHIP    SERIES A     SERIES A-1  SERIES BB    SERIES C     SERIES D     OWNERSHIP
- -----------          ----------   ---------    --------     ----------  ---------    --------     --------     ---------
                                  (A)           (B)          (C)         (D)          (E)          (F)          (G)
                   ------------------------------------MANAGEMENT------------------------------------------------------
Charles R. Miller  (1),(2),(23)   729,775                                                                       729,775
                                  16.36%                                                                        4.06%

James G.           (1),(2),(24)   364,667                                                                       364,667
  VanDevender                     7.95%                                                                         2.03%

Nolan Lehmann      (2),(5),(8),   1,389,197     1,750,000    1,384,557   39,740       4,901        83,333       1,389,197
                   (28),(37)      25.85%        50.00%       50.00%      2,52%        1.09%        3.94%        7.73%

Paul B. Queally    (2),(4),(7)    2,057,986     1,735,298    1,383,809   224,476      33,616       174,962      2,057,986
                   (j),(k)        33.71%        49.58%       49.97%      14.23%       7.49%        8.28%        11.45%

James A. Conroy    (2),(3),(6),   1,662,456                              533,229      103,773      83,334       1,662,456
                   (31),(j),(k)   28.15%                                 33.80%       23.12%       3.94%        9.25%

                                   COMMON STOCK ---------------CONVERTIBLE PREFERRED STOCK--------------        FULLY
                     FOOTNOTE         (I)                                   (H)                                 DILUTED
SHAREHOLDER          REFERENCES       OWNERSHIP  SERIES A    SERIES A-1  SERIES BB    SERIES C    SERIES D      OWNERSHIP
- -----------          ----------       ---------  --------    ----------  ---------    --------    --------      ---------
                                      (A)        (B)         (C)         (D)          (E)         (F)           (G)
   ---------------------------------------------------------------------------------------------------------------------
David S. Spencer      (2),(9),(41)    30,000                                                                    30,000
                                      (*)                                                                       (*)

Manuel M. Ferris      (2),(10),(26)   30,000                                                                    30,000
                                      (*)                                                                       (*)

Scott F. Meadow       (2),(19),(29),  888,890                                         55,556       388,889      888,890
                      (50)(j),(k)     17.32%                                          12.38%       18.47%       4.95%

William G. White      (2),(25),(38)   227,209                                                                   227,209
                                      5.24%                                                                     1.26%

Richard D. Sage       (2),(36),(59)   110,235                                                                   110,235
                                      2.60%                                                                     (*)

Ronald R. Patterson   (1),(57)        174.540    14,702      743         67                                     174,540
                                      3.95%      (*)         (*)         (*)                                    (*)

Kenneth D. Hawkins    (1),(58)        39,449                                                                    39,449
                                      (*)                                                                       (*)

Deborah H. Frankovich (1)             3,331                                                                     3,331
                                      (*)                                                                       (*)

All officers and      (1),(27)        7,762,224  3,500,000   2,769,109   792,973      197,166      750,012      7,762,224
 directors as a group                 72.06%     100.00%     100.00%     50.27%       43.93%       35.50%       43.19%
 (20 persons)

                      -------------------------------NON-MANAGEMENT----------------------------------------------------

Bahrain International (18),(21)       372,222                                                      111,111      372,222
 Bank, E.C.                           8.06%                                                        5.28%        2.07%

Baker Fentress        (22),(32)       462,222                                                      111,111      462,222
 & Company                            9.82%                                                        5.26%        2.57%

William Blair         (17),(35)       631,458                            157,681      30,675       83,334       631,458
 Venture Partners III (j),(k)         12.95%                             10.00%       6.83%        3.96%        3.51%
 Limited Partnership

+  William Blair      (17),(35)       631,458                            157,681      30,675       83,334       631,458
     Venture Mgmt     (j),(k)         12.95%                             10.00%       6.83%        3.96%        3.51%
     Company

+  Samuel B. Guren    (17),(35)       631,458                            157,681      30,675       83,334       631,458
                      (j),(k)         12.95%                             10.00%       6.83%        3.96%        3.51%

+  William Blair      (17),(35)       631,458                            157,681      30,675       83,334       631,458
     & Company        (j),(k)         12.95                              10.00%       6.83%        3.96%        3.51%

DLJ Venture Capital   (7),(30)        31,984     34,780      27,953      4,540        680                       31,984
  Fund II, L.P.                       (*)        (*)         1.01%       (*)          (*)                       (*)

+   DLJ Fund          (7),(30)        31,984     34,780      27,953      4,540        680                       31,984
      Associates II                   (*)        (*)         1.01%       (*)          (*)                       (*)

Sprout Growth, L.P    (7),(30)        662,286    694,664     553,869     89,857       13,456                    662,288
                                      13.77%     19.85%      15.82%      2.57%        (*)                       (*)

+   DLJ Growth        (7),(30)        662,286    694,664     553,869     89,857       13,456                    662,288
      Associates                      13.77%     19.85%      15.82%      2.57%        (*)                       18.92%

                                   COMMON STOCK  ---------------CONVERTIBLE PREFERRED STOCK--------------       FULLY
                     FOOTNOTE         (I)                                (H)                                    DILUTED
SHAREHOLDER          REFERENCES       OWNERSHIP  SERIES A    SERIES A-1  SERIES BB    SERIES C     SERIES D     OWNERSHIP
- -----------          ----------       ---------  --------    ----------  ---------    --------     --------     ---------
                     (A)              (B)        (C)         (D)         (E)          (F)          (G)
   --------------------------------------------------------------------------------------------------------------------
Sprout Capital        (7),(30)        990,452    1,005,854   801,987     130,079      19,480       27,389       990,452
 VI, L.P.                             19.30%     28.74%      28.96%      8.25%        4.34%        1.30%        2.51%

Sprout Growth II,     (7),(30)        504,708                                                      198,699      504,708
 L.P.                                 10.63%                                                       9.40%        2.81%

DLJ Capital           (7),(30)        2,240,796                                                    20,233       2,240,796
  Corporation                         35.66%                                                       (*)          12.47%

DLJ First ESC         (7),(30)        1,605                                                        633          1,605
  L.L.C.                              0.04%                                                        (*)          (*)

+   DLJ LBO Plans     (7),(30)        1,605                                                        633          1,605
       Management                     (*)                                                          (*)          (*)
        Corporation

Dnaldson, Lufkin      (7),(30)        82,765                                                       32,597       82,765
 & Jenrette                           1.91%                                                        1.54%        (*)
 Securities
 Corporation

+  Donaldson, Lufkin  (7),(30)        2,325,166                                                    53,463       2,325,166
     & Jenrette, Inc.                 35.50%                                                       2.54%        12.70%

 +  The Equitable     (7),(30)        2,325,166                                                    53,463       2,325,166
     Companies                        35.50%                                                       2.54%        12.70%
     Incorporated

Equity-Linked         (20),(11)       497,584                                                      161,552      497,584
 Investors, L.P.      (j),(k)         10.49%                                                       7.65%        2.77%

Equity-Linked II,     (20),(12)       357,972                                                      116,226      357,972
 L.P.                 (j),(k)         7.78%                                                        5.50%        1.99%

+  Rohit M. Desai     (20),(56)       855,556                                                      277,778      855,556
                      (j),(k)         16.84%                                                       13.89%       4.67%

+  Desai Capital      (20),(56)       855,556                                                      277,778      855,556
       Mgmt, Inc.     (j),(k)         16.84%                                                       13.89%       4.67%

Equus II              (8),(37)        1,091,147  1,286,000   1,017,380   29,202       3,601        83,333       1,091,147
 Incorporated                         21.27%     36.74%      36.74%      1.85%        0.80%        3.94%        6.09%

Equus Capital         (8),(28)        296,034    464,000     367,177     10,538       1,300                     296,034
 Partners, L.P.                       6.60%      13.26%      13.26%      0.67%        0.29%                     1.65%

+  Equus Capital      (8),(28),(37),  296,034    464,000     367,177     10,538       1,300                     296,034
     Corporation      (j),(k)         6.60%      13.26%      13.26%      0.67%        0.29%                     1.65%

+  Equus Capital      (8),(28),(37),  296,034    464,000     367,177     10,538       1,300                     296,034
     Management       (j),(k)         6.60%      13.26%      13.26%      0.67%        0.29%                     1.65%
     Corporation

+  Equus Corporation  (8),(28),(37),  296,034    464,000     367,177     10,538       1,300                     296,034
     International    (j),(k)         6.60%      13.26%      13.26%      0.67%        0.29%                     1.65%

+  Douglass Trust     (8),(28),(37),  148,016    232,000     183,589     5,269        650                       148,016
     FBO Brooke       (j),(k)         2.28%      6.63%       6.63%       0.34%        0.15%                     (*)

+  Douglass Trust     (8),(28),(37),  148,016    232,000     183,589     5,269        650                       148,016
     FBO Preston      (j),(k)         2.28%      6.63%       6.63%       0.34%        0.15%                     (*)

                                  COMMON STOCK  ---------------CONVERTIBLE PREFERRED STOCK--------------        FULLY
                      FOOTNOTE       (I)                                (H)                                     DILUTED
SHAREHOLDER           REFERENCES     OWNERSHIP  SERIES A    SERIES A-1  SERIES BB    SERIES C      SERIES D     OWNERSHIP
- -----------           ----------     ---------  --------    ----------  ---------    --------      --------     ---------
                                      (A)       (B)         (C)         (D)          (E)          (F)          (G)
   --------------------------------------------------------------------------------------------------------------------
Frontenac VI          (19), (50)      888,890                                         55,556       388,889      888,890
 Limited                              17.32%                                          12.38%       18.41%       4.95%
 Partnership

Frontenac Diversified (19),(29)       466,666                                                      83,333       466,666
 III Limited                          9.91%                                                        3.94%        2.60%
 Partnership

+   Frontenac         (19),(29),(50)  1,355,556                                       55,556       472,222      1,355,556
       Company        (j),(k)         27.23%                                          12.38%       22.35%       7.55%

+  Frontenac VI       (19),(29)       466,666                                                      83,333       466,666
      Partners, L.P.                  9.91%                                                        3.94%        2.60%

Hancock Venture       (16),(48)       539,036                            94,609       20,874       111,111      539,036
 Partners III, L.P.                   11.27%                             6.00%        4.65%        5.26%        3.00%

John Hancock          (16),(49)       282,222                                                      111,111      282,222
 Venture Capital                      6.24%                                                        5.26%        1.57%
 Fund Limited
 Partnership II

+  Back Bay Partners  (47), (48),     821,258                            94,609       20,874       222,222      821,258
     V L.P.           (49)(j),(k)     17.51%                             6.00%        4.65%        10.52%       4.57%

+  Back Bay Partners  (47), (48),     821,258                            94,609       20,874       222,222      821,258
     L.P. II          (49),(j),(k)    17.51%                             6.00%        4.65%        10.52%       4.57%

+  Hancock Venture    (47), (48),     821,258                            94,609       20,874       222,222      821,258
     Partners Inc.    (49),(j),(k)    17.51%                             6.00%        4.65%        10.52%       4.57%

+  John Hancock       (47), (48),     821,258                            94,609       20,874       222,222      821,258
    Subsidiaries,     (49),(j),(k)    17.51%                             6.00%        4.65%        10.52%       4.57%
    Inc.

+  John Hancock       (47), (48),     821,258                            94,609       20,874       222,222      821,258
     Mutual Life      (49),(j),(k)    17.51%                             6.00%        4.65%        10.52%       4.57%
     Insurance Company

Olympus Private       (6),(31)        1,662,456                          533,229      103,773      83,334       1,662,456
  Placement Fund, L.P                 28.15%                             33.80%       23.12%       3.94%        9.25%

+  OGP Partners, L.P. (6),(31),       1,662,456                          533,229      103,773      83,334       1,662,456
                      (j),(k)         28.15%                             33.80%       23.12%       3.94%        9.25%

+  Robert S. Morris   (6),(31),       1,662,456                          533,229      103,773      83,334       1,662,456
                      (j),(k)         28.15%                             33.80%       23.12%       3.94%        9.25%

RFE Capital           (15),(34)       594,474                            16,949       135,453                   594,476
  Partners, L.P.                      12.29%                             1.07%        6.43%                     3.31%

+  Norcon Associates  (15),(34)       594,474                            16,949       135,453                   594,474
                      (j),(k)         12.29%                             1.07%        6.43%                     3.31%

RFE Investment        (15),(40)       347,424                                                      123,657      347,424
  Partners IV, L.P.                   7.57%                                                        5.85%        1.93%

+  RFE Associates     (15),(40)       347,424                                                      123,657      347,424
      IV, L.P.        (j),(k)         7.57%                                                        5.85%        1.93%

+  RFE Management     (15),(34),(40)  941,898                            16,949                    123,657      941,898
       Corp.          (j),(k)         19.86%                             1.07%                     5.85%        5.24%

                                   COMMON STOCK  ---------------CONVERTIBLE PREFERRED STOCK--------------       FULLY
                     FOOTNOTE         (I)                                (H)                                    DILUTED
SHAREHOLDER          REFERENCES       OWNERSHIP  SERIES A    SERIES A-1  SERIES BB    SERIES C     SERIES D     OWNERSHIP
- -----------          ----------       ---------  --------    ----------  ---------    --------     --------     ---------
                                      (A)        (B)         (C)         (D)          (E)          (F)          (G)
   --------------------------------------------------------------------------------------------------------------------
+  Robert M.         (15),(34),(40),  583,337                            16,949                    123,657      583,337
   Williams          (71),(k),(m)     12.13%                             1.07%                     5.85%        3.25%

+  Howard C.         (15),(34),(40)   578,954                            16,949                    123,657      578,954
   Landis            (j),(k)          12.05%                             1.07%                     5.85%        3.22%

+  James A. Parsons  (15),(34),(40)   578,954                            16,949                    123,657      578,954
                     (j),(k)          12.05%                             1.07%                     5.85%        3.22%

+  Knute C. Albrecht (15),(34),(40),  581,934                            16,949                    123,657      581,934
                     (73),(k),(m)     12.11%                             1.07%                     5.85%        3.24%

+  Michael J. Foster (15),(34),(40)   580,707                            16,949                    123,657      580,707
                     (72),(k),(m)     12.09%                             1.07%                     5.85%        3.23%

+  A. Dean Davis     (15),(34),(40)   578,954                            16,949                    123,657      578,954
                     (j),(k)          12.05%                             1.07%                     5.85%        3.22%

WPG Corporate        (14),(39)        503,184                            100,687      20,738       91,666       503,184
  Development        (j),(k)          10.60%                             6.38%        4.62%        4.34%        2.80%
  Associates III, L.P.

+  WPG CDA           (14),(42)        503,184                            100,687      20,738       91,666       503,184
    III, L.P.        (j),(k)          10.64%                             6.38%        4.62%        4.34%        2.75%

WPG Corporate        (54), (55)       106,746                            21,358       4,399        6,317        106,746
 Development         (j),(k)          2.46%                              1.35%        (*)          (*)          (*)
 Associates III
 (Overseas), L.P.

+  WPG CDA III       (14),(43)        106,746                            21,358       4,399        6,317        106,746
    (Overseas), Ltd. (j),(k)          2.46%                              1.35%        (*)          (*)          (*)

+  Philip Greer      (14),(44)        609,930                            122,358      25,137       97,983       609,930
                     (j),(k)          12.62%                             7.76%        5.60%        4.64%        3.39%

Wesley W. Lang, Jr.  (14),(45)        612,332                            122,358      25,137       97,983       612,332
                     (j),(k)          12.66%                             7.76%        5.60%        4.64%        3.41%

+  Steven N.         (14),(46)        609,930                            122,358      25,137       97,983       609,930
     Hutchinson      (j),(k)          12.62%                             7.76%        5.60%        4.64%        3.39%

Virginia             (13),(33)        1,383,386                          380,237      172,956                   1,383,386
  Retirement                          24.58%                             24.10%       38.54%                    7.70%
  System

____________________________________________________________________________

*)    Less than 1% of the class.

+)    Not held of record but may be deemed beneficially owned.

a) Total shares of Company Common Stock outstanding as of April 10, 1995 is 4,243,975.

b) 3,500,000 shares outstanding as of April 10, 1995, convertible into 949,796 shares of Company Common Stock at the rate of one common share for each 3.685 preferred shares.

c) 2,769,109 shares outstanding as of April 10, 1995, convertible into 692,277 shares of Company Common Stock at the rate of one common share for each 4.0 preferred shares.

d) 1,577,546 shares outstanding as of April 10, 1995, convertible into 3,155,092 shares of Company Common Stock on a 2 for 1 basis.

e) 448,811 shares outstanding as of April 10, 1995, convertible into 897,622 shares of Company Common Stock on a 2 for 1 basis.

f) 2,112,819 shares outstanding as of April 10, 1995, convertible into 4,225,638 shares of Company Common Stock on a 2 for 1 basis.

g) On a fully diluted basis as of April 10, 1995, a total of 17,973,885 shares of Common Stock will be outstanding. This amount is composed of (i) the 4,243,975 shares of Common Stock identified in footnote (a) above; plus (ii) the following shares of Common Stock issuable upon the exercise or conversion, as applicable, of the following securities of the Company: (A) 80,000 shares underlying Champion stock subscriptions; plus (B) 1,039,872 shares underlying Champion options; plus (C) 2,683,892 shares underlying Champion Warrants; plus (D) 9,920,422 shares underlying Champion Preferred Stock; plus (E) 5,724 shares underlying certain warrants remaining outstanding after Champion's acquisition of Psychiatric Healthcare Corporation.

h) All direct and beneficial holders of each series of Preferred Stock, Common Stock issuable upon conversion of Preferred Stock, Common Stock issuable upon exercise of Warrants held by Preferred Stock holders, and Common Stock issuable upon the exercise of Options are subject to the D Stockholders Agreement.

i) With the exception of Messrs. White and Sage, all shares of Common Stock beneficially owned are subject to the D Stockholders Agreement.

j)       Shared voting power.

k)       Shared investment power.

m) Includes sole voting and investment power for 4,383 shares and shared voting and investment power for 578,954 shares.


(1) Officer. Business address is 14340 Torrey Chase, Suite 320, Houston, Texas 77014.

(2)      Director and nominee.

(3) Mr. Conroy is a vice president of Olympus Private Placement Fund, L.P. and disclaims beneficial ownership of the Company's securities owned by that fund.

(4) Mr. Queally is a General Partner of Sprout Group, a division of DLJ Capital Corp. and is a general partner of the general partner of Sprout Growth, L.P., Sprout Growth II, L.P., Sprout Capital VI, L.P. and DLJ Venture Capital Fund II, L.P., D.L.J. Securities Corporation, and D.L.J. Capital Corporation and disclaims beneficial ownership of the Company's securities owned by such funds.

(5) Mr. Lehmann is president of Equus Capital Management Corporation, the financial advisor and manager of Equus II Incorporated and Equus Capital Partners, L.P. and disclaims beneficial ownership of the Company's securities owned by Equus II Incorporated and Equus Capital Partners, L.P. Mr. Lehmann owns directly 2,016 shares of the Common Stock.

(6)      Metro Center, One Station Place, Stamford, CT  06902.

(7)      140 Broadway, 42nd floor, New York, NY  10005.

(8)      2929 Allen Parkway, Suite 2500, Houston, TX  77019.

(9)      5909-G Breckenridge Parkway, Tampa, FL  33610.

(10)     10 Brookline Place West, Brookline Village, MA  02146.

(11) Equity-Linked Investors, L.P. owns directly 161,552 shares of Series D Preferred Stock and warrants to purchase 174,480 shares of Common Stock. Such holdings would enable Equity-Linked Investors, L.P. to directly control 497,584 shares of Common Stock, subject to adjustment.

(12) Equity-Linked Investors II, L.P. owns directly 116,226 shares of Series D Preferred Stock and warrants to purchase 125,520 shares of Common Stock. Such holdings would enable Equity-Linked Investors II, L.P. to directly control 357,972 shares of Common Stock, subject to adjustment.

(13)     1200 E. Main Street, Richmond, VA  23219.

(14)     One New York Plaza, 30th Floor, New York, NY  10004.

(15)     36 Grove Street, New Canaan, CT 06840.

(16)     One Financial Center, 44th Floor, Boston, MA  02111.

(17)     222 West Adams Street, Chicago, IL  60606.

(18) Bahrain International Bank, E.C. is the beneficial owner of 372,222 shares of Common Stock through its direct ownership of (i) 150,000 shares of Common Stock that may be acquired within 60 days upon the exercise of Series D Warrants, and (ii) 111,111 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 222,222 shares of Common Stock.

(19)     135 S. LaSalle St., 38th Floor, Chicago, IL  60604.

(20) c/o Desai Capital Management, Inc., 540 Madison Avenue. - 36th Floor, New York, NY 10022.

(21) c/o Dilmun Investments, Inc., Metro Center, One Station Place, Stamford, CT 06902.

(22)     200 W. Madison Street, Chicago, IL  60606.

(23) Includes 215,749 shares that may be acquired by Mr. Miller within 60 days upon the exercise of stock options and warrants.

(24) Includes 20,000 shares of common stock held directly, and 344,667 shares that may be acquired by Mr. VanDevender within 60 days upon the exercise of stock options and subscriptions.

(25) Includes 92,481 shares that may be acquired by Mr. White within 60 days upon the exercise of stock options; does not include 1,753 shares owned by Mr. White's spouse, as to which shares he disclaims beneficial ownership.

(26) Includes 30,000 shares that may be acquired by Mr. Ferris within 60 days upon the exercise of stock options.

(27) Includes 900,667 shares that may be acquired by all directors and officers as a group within 60 days upon the exercise of stock options, warrants, or subscriptions.

(28) Equus Capital Partners, L.P. is the beneficial owner of 296,034 shares of Common Stock through its direct ownership of (i) 52,752 shares of Common Stock, (ii) 1,894 shares of Common Stock that may be acquired within 60 days upon the exercise of warrants, (iii) 464,000 shares of Series A Preferred Stock which may be converted at any time at the option of the holder into 125,915 shares of Common Stock, (iv) 367,177 shares of Series A-1 Preferred Stock which may be converted at any time at the option of the holder into 91,794 shares of Common Stock,
         (v) 10,538 shares of Series BB Preferred Stock which may be converted at any time at the option of the holder into 21,076 shares of Common Stock, and (vi) 1,300 shares of Series C Preferred Stock which may be converted at any time at the option of the holder into 2,600 shares of Common Stock. Equus Capital Corporation, Equus Capital Management Corporation, Equus Corporation International, Douglass Trust FBO Brooke and Douglass Trust FBO Preston may be deemed to beneficially own the shares of Common Stock beneficially owned by Equus Capital Partners, L.P. By reason of his status as President of Equus Capital Corporation, which is the managing general partner of Equus Capital Partners, L.P., Mr. Lehmann may be deemed to be the beneficial owner of the 296,032 shares held by Equus Capital Partners, L.P. In addition, Mr. Lehmann holds 2,016 shares which he beneficially owns in his own capacity. Accordingly, Mr. Lehmann may be deemed to be the beneficial owner of 298,048 shares in the aggregate. Mr. Lehmann disclaims beneficial ownership of the 296,032 shares beneficially owned (except for Equus II Incorporated), except to the extent of his indirect beneficial interest as President of Equus Capital Corporation.

(29) Frontenac Diversified III Limited Partnership is the beneficial owner of 466,666 shares of Common Stock through its direct ownership of (i) 300,000 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants into 300,000 shares of Common Stock and
         (ii) 83,333 shares of Series D Preferred Stock which may be converted at any time at the option of the holder into 166,666 shares of Common Stock. Frontenac Company and Frontenac VI Partners, L.P. may be deemed to beneficially own the shares of Common Stock beneficially owned by Frontenac Diversified III Limited Partnership.

(30) DLJ Venture Capital Fund II, L.P. ("DLJ II") may be deemed to be the beneficial owner of the 3,748 shares directly owned by it and the 28,506 shares issuable upon conversion or exercise of the 34,780 shares of Series A Preferred Stock, 27,953 shares of Series A-1 Preferred

         Stock, 4,540 shares of Series BB Preferred Stock, 680 shares of Series C Preferred Stock and warrants to purchase 1,640 shares directly owned by it. Accordingly, DLJ II may be deemed to beneficially own an aggregate of 32,254 shares (the "DLJ II Shares").

                          DLJ Fund Associates II ("Associates II"), as the general partner of DLJ II, may be deemed to beneficially own indirectly the DLJ II Shares.

                          Sprout Growth, L.P. ("Growth") may be deemed to be the beneficial owner of the 96,316 shares directly owned by it and the 565,970 shares issuable upon conversion or exercise of the 694,664 shares of Series A Preferred Stock, 553,869 shares of Series A-1 Preferred Stock, 89,857 shares of Series BB Preferred Stock, 13,456 shares of Series C Preferred Stock and warrants to purchase 32,366 shares directly owned by it. Accordingly, Growth may be deemed to beneficially own an aggregate of 662,286 shares (the "Growth Shares").

                          DLJ Growth Associates ("Associates"), as a general partner of Growth, may be deemed to beneficially own indirectly the Growth Shares, or approximately 4.8% of the shares.

                          Sprout Capital VI, L.P. ("Sprout VI") may be deemed to be the beneficial owner of the 101,456 shares directly owned by it and the 888,996 shares issuable upon the conversion or exercise of the 1,005,854 shares of Series A Preferred Stock, 801,987 shares of Series A-1 Preferred Stock, 130,079 shares of Series BB Preferred Stock, 19,480 shares of Series C Preferred Stock, 27,389 shares of Series D Preferred Stock and warrants to purchase 61,644 shares directly owned by it. Accordingly, Sprout VI may be deemed to beneficially own an aggregate of 990,452 shares (the "Sprout VI Shares").

                          Sprout Growth II, L.P. ("Growth II") may be deemed to be the beneficial owner of the 504,708 shares (the "Growth II Shares") issuable upon the conversion or exercise of the 198,699 shares of Series D Preferred Stock and warrants to purchase 107,310 shares directly owned by it.

                          DLJ Capital Corporation ("DLJCC") may be deemed to be the beneficial owner of the 51,366 shares issuable upon the conversion or exercise of the 20,233 shares of Series D Preferred Stock and warrants to purchase 10,920 shares directly owned by it. DLJCC, because of its relationships with DLJ II and Associates II, and Growth and Associates, and as the managing general partner of each Sprout VI and Growth II, also may be deemed to beneficially own indirectly the DLJ II Shares, the Growth Shares, the Sprout VI Shares and the Growth II Shares, for an aggregate of 2,240,796 shares (the "DLJCC Shares").

                          DLJ First ESC L.L.C. ("ESC") may be deemed to be the beneficial owner of the 1,605 shares (the "ESC Shares") issuable upon the conversion or exercise of the 633 shares of Series D Preferred Stock and warrants to purchase 339 shares directly owned by it.

                          DLJ LBO Plans Management Corporation ("LBO"), as the manager of ESC, may be deemed to beneficially own indirectly the ESC shares.

                          Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") may be deemed to be the beneficial owner of the 82,765 shares (the "DLJSC Shares") issuable upon the conversion or exercise of the 32,597 shares of Series D Preferred Stock and warrants to purchase 17,571 shares directly owned by it.

                          As the sole stockholder of DLJCC and DLJSC, Donaldson, Lufkin & Jenrette, Inc. ("DLJ") may be deemed to beneficially own indirectly the DLJCC Shares and the DLJSC Shares. In addition, as the sole stockholder of LBO, DLJ may be deemed to beneficially own indirectly the shares that are beneficially owned indirectly by LBO. Because of The Equitable Companies Incorporated ("Equitable")'s ownership of DLJ, Equitable may be deemed to beneficially own indirectly the DLJCC Shares, the DLJSC Shares and the shares attributed to LBO that may be deemed to be beneficially owned by DLJ.

(31) Olympus Private Placement Fund, L.P. is the beneficial owner of 1,662,456 shares of Common Stock through its direct ownership of (i) 221,784 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants, (ii) 533,229 shares of Series BB Preferred Stock, which may be converted at any time at the option of the holder into 1,066,458 shares of Common Stock, (iii) 103,773 shares of Series C Preferred Stock, which may be converted at any time at the option of the holder into 207,546 shares of Common Stock, and (iv) 83,334 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 166,668 shares of Common Stock. OGP Partners, L.P., James A. Conroy, and Robert S. Morris may be deemed to beneficially own the shares of Common Stock beneficially owned by Olympus Private Placement Fund, L.P.

(32) Baker, Fentress & Company is the beneficial owner of 462,222 shares of common stock through its direct ownership of (i) 240,000 shares that may be acquired within 60 days upon the exercise of stock warrants, and (ii) 111,111 shares of Series D Preferred Stock, which may be converted into 222,222 shares of common stock.

(33) Virginia Retirement System is the beneficial owner of 1,383,386 shares of Common Stock through its direct ownership of (i) 380,237 shares of Series BB Preferred Stock, which may be converted at any time at the option of the holder into 760,474 shares of Common Stock, (ii) 172,956 shares of Series C Preferred Stock, which may be converted at any time at the option of the holder into 345,912 shares of Common Stock, and
         (iii) 277,000 shares of Common Stock that may be acquired within 60 days upon the exercise of warrants.

(34) RFE Capital Partners, L.P. is the beneficial owner of 594,476 shares of Common Stock through its direct ownership of (i) 197,632 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants, (ii) 16,949 shares of Series BB Preferred Stock, which may be converted at any time at the option of the holder into 33,898 shares of Common Stock, and (iii) 135,453 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 270,906 shares of Common Stock. Norcon Associates, RFE Investment Partners IV, L.P., RFE Associates IV, L.P., RFE Management Corp., Robert M. Williams, Howard C Landis, James A. Parsons, Knute
         C. Albrecht, A. Dean Davis and Michael J. Foster may be deemed to beneficially own the shares of Common Stock beneficially owned by RFE Capital Partners, L.P.

(35) William Blair Venture Partners III Limited Partnership beneficially owns 631,458 shares of Common Stock consisting of (i) 315,362 shares issuable upon conversion of Series BB Preferred Stock, (ii) 61,348 shares issuable upon conversion of Series C Preferred Stock, (iii) 166,668 shares issuable upon conversion of Series D Preferred Stock, and (iv) shares issuable upon exercise of Warrants to purchase 88,080 shares of Common Stock, which may collectively be converted and exercised into 631,458 shares of Common Stock. By virtue of being General Partner of William Blair Venture Partners III Limited Partnership, William Blair Venture Management Company may be deemed to possess indirect beneficial ownership of such shares. By virtue of being Managing Partner of William Venture Management Company, Mr. Guren may be deemed to possess indirect beneficial ownership of such shares. By virtue of being General Partner with the right to veto investment decisions made by William Blair Venture Management Company, William Blair & Company may be deemed to possess indirect beneficial ownership of such shares.

(36) Does not include 175 shares owned by Mr. Sage's wife, as to which shares he disclaims beneficial ownership.

(37) Equus II Incorporated is the beneficial owner of 1,091,147 shares of Common Stock through its direct ownership of (i) 205,292 shares of Common Stock, (ii) 50,256 shares of Common Stock that may be acquired within 60 days upon the exercise of warrants, (iii) 1,286,000 shares of Series A Preferred Stock, which may be converted at any time at the option of the holder into 348,982 shares of Common Stock, (iv) 1,017,380 shares of Series A-1 Preferred Stock which may be converted at any time at the option of the holder into 254,345 shares of Common Stock, (v) 29,202 shares of Series BB Preferred Stock which may be converted at any time at the option of the holder into 58,404 shares of Common Stock, (vi) 3,601 shares of Series C Preferred Stock which may be converted at any time at the option of the holder into 7,202 shares of Common Stock, and (vii) 83,333 shares of Series D Preferred Stock which may be converted at any time at the option of the holder into 166,666 shares of Common Stock.

(38)     1670 Tyler Green Trail, Smyrna, GA.  30080.

(39) WPG Corporate Development Associates III, L.P. is the beneficial owner of 503,184 shares of Common Stock through its direct ownership of (i) 77,002 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants, (ii) 100,687 shares of Series BB Preferred Stock, which may be converted at any time at the option of the holder into 201,374 shares of Common Stock, (iii) 20,738 shares of Series C Preferred Stock, which may be converted at any time at the option of the holder into 41,476 shares of Common Stock, and (iv) 91,666 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 183,332 shares of Common Stock.

(40) RFE Investment Partners IV, L.P. is the beneficial owner of 347,424 shares of Common Stock through its direct ownership of (i) 100,100 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants into 100,100 shares of Common Stock and (ii) 123,657 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 247,314 shares of Common Stock. RFE Capital Partners, L.P., Norcon Associates, RFE Associates IV, L.P. RFE Management Corp., Robert M. Williams, Howard C. Landis, James A. Parsons, Knute C. Albrecht, Michael J. Foster, and A. Dean Davis may be deemed to beneficially own the shares of Common Stock beneficially owned by RFE Investment Partners IV, L.P.

(41) Includes 30,000 shares that may be acquired by Mr. Spencer within 60 days upon the exercise of stock options.

(42) WPG CDA III, L.P., as the sole general partner of WPG Corporate Development Associates III, L.P., may be deemed to own beneficially the 503,184 shares held by WPG Corporate Development Associates III, L.P.

(43) WPG CDA III (Overseas), Ltd. as the sole investment advisor of WPG Corporate Development Associates III (Overseas), Ltd., may be deemed to own beneficially the 106,746 shares owned by WPG Corporate Development Associates III (Overseas), Ltd. WPG CDA III (Overseas), Ltd. disclaims beneficial ownership of all such shares.

(44) By reason of his status as a managing general partner of WPG CDA III, L.P., which is the sole general partner of WPG Corporate Development Associates III, L.P., Mr. Greer may be deemed to be the beneficial owners of the 503,184 shares held by WPG Corporate Development Associates III, L.P. By reason of his status as a managing general partner of WPG CDA III (Overseas), L.P., Mr. Greer may also be deemed to be the beneficial owner of the 106,746 shares held by WPG Corporate Development Associates III (Overseas), L.P. Accordingly, Mr. Greer may be deemed to be the beneficial owner of 609,930 shares. Mr. Greer disclaims beneficial ownership of all shares beneficially owned by WPG Corporate Development Associates III, L.P. and WPG Corporate Development Associates III (Overseas), L.P., except to the extent of his indirect beneficial interest as a managing general partner of WPG CDA III, L.P. in shares held by WPG Corporate Development Associates III, L.P.

(45) By reason of his status as a managing partner of WPG CDA III, L.P., which is the sole general partner of WPG Corporate Development Associates III, L.P., Mr. Lang may be deemed to be the beneficial owner of the 503,184 shares held by WPG Corporate Development Associates, L.P. By reason of his status as a managing general partner of WPG CDA III (Overseas), L.P., Mr. Greer may also be deemed to be the beneficial owner of the 106,746 shares held by WPG Corporate Development Associates III (Overseas), L.P. In addition, pursuant to the distributions described herein, Mr. Lang received 2,402 shares of Common Stock which he beneficially owns in his individual capacity and has the sole power to vote or direct the vote of and the sole power to dispose or direct the disposition of the 2,402 shares. Accordingly, Mr. Lang may be deemed to be the beneficial owner of 612,332 shares. Mr. Lang disclaims beneficial ownership of all shares beneficially owned by WPG Corporate Development Associates III, L.P. and WPG Corporate Development Associates III (Overseas), L.P., except to the extent of his indirect beneficial interest as a managing general partner of WPG CDA III, L.P. in shares held by WPG Corporate Development Associates III, L.P.

(46) By reason of his status as a managing partner of WPG CDA III, L.P., which is the sole general partner of WPG Corporate Development Associates III, L.P., Mr. Hutchinson may be deemed to be the beneficial owners of the 503,184 shares held by WPG Corporate Development Associates III, L.P. By reason of his status as a managing general partner of WPG CDA III (Overseas), L.P., Mr. Hutchinson may also be deemed to be the beneficial owner of the 106,746 shares held by WPG Corporate Development Associates III (Overseas), L.P. Accordingly, Mr. Hutchinson may be deemed to be the
         beneficial owner of 609,930 shares.   Mr. Hutchinson disclaims
         beneficial ownership of all Shares beneficially owned by WPG Corporate Development Associates III, L.P. and WPG Corporate Development Associates III (Overseas), L.P., except to the extent of his indirect beneficial interest as a managing general partner of WPG CDA III, L.P. in shares held by WPG Corporate Development Associates III, L.P.

(47)     John Hancock Place, Boston, Massachusetts  02117.

(48) Hancock Venture Partners III, L.P. is the beneficial owner of 539,036 shares of Common Stock through its direct ownership of (i) 85,848 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants, (ii) 94,609 shares of Series BB Preferred Stock, which may be converted at any time at the option of the holder into 189,218 shares of Common Stock, (iii) 20,874 shares of Series C Preferred Stock, which may be converted at any time at the option of the holder into 41,748 shares of Common Stock, and (iv) 111,111 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 222,222 shares of Common Stock of the outstanding shares of Common Stock. Back Bay Partners V, L.P., Back Bay Partners, Hancock Venture Partners Inc., John Hancock Subsidiaries, Inc., and John Hancock Mutual Life Insurance Company may be deemed to beneficially own the shares of Common Stock beneficially held by Hancock Venture Partners III, L.P.

(49) John Hancock Venture Capital Fund Limited Partnership II is the beneficial owner of 282,222 shares of Common Stock through its direct ownership of (i) 60,000 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants and (ii) 111,111 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 222,222 shares of Common Stock. Back Bay Partners V, L.P., Back Bay Partners L.P. II, Hancock Venture Partners Inc., John Hancock Subsidiaries, Inc., and John Hancock Mutual Life Insurance Company may be deemed to beneficially own the shares of Common Stock beneficially held by John Hancock Venture Capital Fund Limited Partnership II.

(50) Frontenac VI Limited Partnership is the beneficial owner of 888,890 shares of Common Stock through its direct ownership of (i) 55,556 shares of Series C Preferred Stock, which may be converted at any time at the option of the holder into 111,112 shares of Common Stock and
         (ii) 388,889 shares of Series D Preferred Stock, which may be converted at any time at the option of the holder into 777,778 shares of Common Stock. Frontenac Company may be deemed to beneficially own the shares of Common Stock beneficially owned by Frontenac VI Limited Partnership.

(51) Mr. Williams is the beneficial owner of 580,337.21 shares of Common Stock through his direct ownership of 4,383.21 shares of Common Stock.

(52) Mr. Foster is the beneficial owner of 580,707.28 shares of Common Stock through his direct ownership of 1,753.28 shares of Common Stock.

(53) Mr. Albrecht is the beneficial owner of 581,934.58 shares of Common Stock through his direct ownership of 2,980.58 shares of Common Stock.

(54) c/o Walker & Company, Caledonian House, Grand Cayman, Cayman Islands, British West Indies.

(55) WPG Corporate Development Associates III (Overseas), Ltd., is the beneficial owner of 106,746 shares of Common Stock through its direct ownership of (i) 16,342 shares of Common Stock that may be acquired within 60 days upon the exercise of Warrants, (ii) 21,358 shares of Series BB Preferred Stock, which may be converted at any time at the option of the holder into 42,716 shares of Common Stock, (iii) 4,399 shares of Series C Preferred Stock, which may be converted at any time at the option of the holder into 8,798 shares of Common Stock, and
         (iv) 6,317 shares of Series D Preferred Stock, which may be converted any time at the option of the holder into 12,634 shares of Common Stock.

(56) Each of Desai Capital Management, Inc. and Rohit M. Desai may be deemed to be the beneficial owner of the entire 855,556 shares of Common Stock held by Equity-Linked Investors, L.P. and Equity-Linked Investors II, L.P.

(57) Includes 170,230 shares that may be acquired by Mr. Patterson within 60 days upon the exercise of stock options and warrants.

(58) Includes 39,449 shares that may be acquired within 60 days upon exercise of options.

(59)     6100 S.W. 128th Street, Miami, FL 33156.


         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Option and Compensation Committee of the Board of Directors of the Company (the "Committee") develops recommendations for compensation and benefit levels for the executive officers, including the individuals named in the Summary Compensation Table above. The Committee's recommendations are subject to approval by the full Board of Directors.

         In determining its recommendations, the Committee's objectives are to:

         (i) target executive compensation at a level sufficient to ensure the Company's ability to attract and retain superior executive talent;

         (ii) motivate executives to advance shareholder interests with compensation plans that are tied to the Company's operating performance and achievement of strategic objectives;

         (iii) provide a compensation package that balances individual contributions with overall business results and is competitive within the healthcare industry; and

         (iv) align the interests of the Company's employees with those of shareholders through potential stock ownership.

         The Committee applies these objectives to the Company's executive management through (i) annual merit increases based upon operating performance,
(ii) market adjustments to benefit programs based upon industry practices, and
(iii) the availability of stock option grants.

         During 1994, the Company did not have a formal annual bonus program for executive management. However, based on exceptional performance, the Company awarded a $100,000 discretionary bonus to the Chief Financial Officer in recognition of the extraordinary effort expended and his key role in successfully orchestrating, negotiating and completing a $91 million private offering of subordinated debt and equity that closed effective December 31, 1993. Given the Company's status as a privately held corporation in 1993 with limited access to the capital markets, the Board of the Company believed this offering was critical to the Company's future growth and earnings improvement. Through the end of 1993 this is the only bonus which has been granted to an executive of the Company.

         In determining executive salary and benefit recommendations and option awards for 1994, the Committee considered (i) management's performance during 1993, (ii) the Company's performance during 1993, (iii) data developed by independent consultants, (iv) and/or its own surveys of compensation and benefit practices of healthcare companies similar in size to the Company. For purposes of determining 1994 salaries for executive management, comparable sized companies were considered to be investor-owned hospital management companies, both public and privately held, which for their 1993 fiscal year end had annual net revenues below $200 million.

         As compared to 1992, in 1993 the Company (i) doubled its net revenues,
(ii) increased EBITDA before nonrecurring charges by 365%, and (iii) before nonrecurring charges, improved pre-tax income to $5,542,000 compared to a pre-tax loss of $229,000 in 1992. For fiscal year 1994, the salaries of the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer were increased by 25%, 33% and 30% respectively in recognition of the Company's improvement of 1993 over 1992. Since the Company's corporate executives and management were not on a formal bonus plan for 1994, the Committee believes that the total compensation paid to its corporate executives during 1994, with the exception of its Chief Financial Officer who received a discretionary bonus of $100,000 for the reasons described above, is significantly below the average total compensation for executives of comparable sized investor-owned companies, as defined above, all of whom had annual bonus plans for corporate executives and management in fiscal year 1993. In partial recognition of this compensation disparity and to avoid significant dilution in the ownership percentage of its three most senior executives as a result of new shares issued in the private subordinated debt offering referred to above, in January 1994 the Company awarded additional options at $9 per share as follows: (i) Chief Executive Officer - 13,876, (ii) Chief Operating Officer - 150,690, and (iii) Chief Financial Officer - 128,000.

                                                   Respectfully submitted,

                                                   David S. Spencer
                                                   Paul B. Queally
                                                   Scott F. Meadow

                            EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE

         The following table sets forth the cash compensation paid by the Company to its Chief Executive Officer and the next most highly compensated officers whose compensation exceeded $100,000 during the year ended December 31, 1994:

                                                                        LONG TERM
                                                                      COMPENSATION(2)
                                     ANNUAL COMPENSATION(1)               AWARDS
                                --------------------------------      ---------------
                                                                        SECURITIES
                                                                        UNDERLYING
    NAME AND                                                             OPTIONS/            ALL OTHER
PRINCIPAL POSITION              YEAR   SALARY ($)(3)   BONUS ($)          SARS (#)          COMPENSATION
- --------------------------------------------------------------------------------------------------------
Charles R. Miller,  . . .       1994   $  295,000      $       --           13,876          $      --
Chairman of Board,  . . .       1993   $  234,167      $       --               --          $      --
President & CEO . . . . .       1992   $  168,808      $       --           90,000          $      --

James G. VanDevender, . .       1994   $  235,417      $       --          128,000          $      --
Executive Vice President        1993   $  181,667      $  100,000               --          $      --
and Chief Financial . . .       1992   $  143,729      $       --          150,000          $      --
Officer

Ronald R. Patterson,  . .       1994   $  235,000      $       --          150,690          $   2,250
Executive Vice President        1993   $  176,007      $       --               --          $  76,782(4)
and Chief Operating . .         1992   $  130,000      $       --          120,000          $      --
Officer

Kenneth D. Hawkins  . .         1994   $  138,354      $   60,000           12,630          $   1,800
Vice President of   . .         1993   $  118,888      $    7,500            1,754          $   1,800
Operations-Development(5)       1992   $  102,314      $   20,000               --          $      --

Deborah H. Frankovich .         1994   $  150,492      $       --           20,000          $   7,726(4)
Vice President and
Treasurer(6)

_____________________

(1) The column for Other Annual Compensation provided in the SEC's standard summary compensation table is omitted because no such benefits or other compensation were provided.

(2) The Company did not award restricted stock or stock appreciation rights ("SARs") during fiscal years 1991 through 1993, nor did it make any payouts pursuant to long-term incentive plans during such period. Accordingly, the columns for such items provided in the SEC's standard summary compensation table have been omitted.

(3) Does not include amounts attributable to group life, health or relocation plans that are non-discriminatory in scope, terms or operation and are available generally to all salaried employees. Does not include premiums for a long term disability plan available generally to all management personnel.

(4) Includes $76,782 and $7,726 paid to Mr. Patterson and Ms. Frankovich respectively, as reimbursement of relocation expenses.

(5) Formerly Chief Financial Officer, Senior Vice President, Treasurer and Secretary of AmeriHealth. Received $60,000 as an incentive bonus.
        Mr. Hawkins agreed to continue his employment as Vice
        President-Operations with the Company following the merger.

(6) Joined the Company as an officer in July, 1994. Includes $86,000 paid during 1984 as consulting fees prior to joining the Company.

        OPTION/SAR GRANTS IN LAST FISCAL YEAR

        This table provides information on stock options granted in 1994 to the named executive officers of the Company. The Company has never granted any SARs, and the exercise prices on stock options previously granted were not amended or adjusted.

                                              INDIVIDUAL GRANTS                             POTENTIAL REALIZED
                            --------------------------------------------------------     --------------------------
                                                                                             VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF
                              NUMBER OF        % OF TOTAL   EXERCISE(3)                         STOCK PRICE
                             SECURITIES       OPTIONS/SARS     OR                              APPRECIATION
                             UNDERLYING       GRANTED TO      BASE                           FOR OPTION TERM(4)
                            OPTIONS/SARS      EMPLOYEES IN    PRICE       EXPIRATION     --------------------------
NAME                        GRANTED (#)         1994(4)      ($/SH.)         DATE             5%($)       10%($)
- -------------------------------------------------------------------------------------------------------------------
Charles R. Miller . . . . .   13,876(1)         3.4 %        $  9.00       1/4/2004      $    78,538    $   198,982

James G. VanDevender  . . .  128,000(1)         30.9%        $  9.00       1/4/2004      $   724,480    $ 1,835,520

Ronald R. Patterson . . . .  150,690(1)         36.4%        $  9.00       1/4/2004      $   852,905    $ 2,160,895

Kenneth D. Hawkins  . . . .   10,000(1)          2.4%        $  9.00      12/6/2004      $    56,601    $   143,437
                               2,630(2)          0.6%        $  3.56       7/7/2004      $     5,888    $    14,922

Deborah H. Frankovich . . .   20,000(1)          4.8%        $  9.00       7/1/2004      $   113,201    $   286,874

________________

(1) One third of the options vest each year beginning one year after the date of grant.

(2) Such options were issued by AmeriHealth and became fully vested pursuant to AmeriHealth's merger with the Company on December 6, 1994.

(3) The grants occurred prior to the merger on December 6,1994, and the Option and Compensation Committee believed the exercise price was equal to the fair market value of the underlying stock. There was at such time no public market for the pre-merger Champion Common Stock.

(4) For a ten-year term, a 5% annual rate of appreciation equals total appreciation of 63% (or $5.66/share based upon an exercise price of $9.00/share), and a 10% annual rate of appreciation equals total appreciation of 159% (or $14.34/share based upon an exercise price of $9.00/share). These potential realizable values are based solely upon arbitrarily assumed rates of appreciation required by applicable SEC regulations and are not intended to forecast possible future appreciation, if any, of the market price of the Common Stock.

(5) Includes options to acquire 46,024 shares of Common Stock granted by AmeriHealth prior to the Champion/AmeriHealth Merger on December 6, 1994, pursuant to the AmeriHealth 1988 Non-Qualified Stock Option Plan.

        AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

        The following table gives information with respect to the named executive officers concerning unexercised options at December 31, 1994. The Company has never issued any SARs, and none of the named executive officers exercised any stock options during 1994.

                                         NUMBER OF SECURITIES
                                        UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED IN-THE-MONEY
                                        OPTIONS/SARS AT FY-END                OPTIONS/SARS AT FY-END
        NAME                        (#) EXERCISABLE/UNEXERCISABLE        ($)(1)EXERCISABLE/UNEXERCISABLE
- ----------------------------------------------------------------------------------------------------------
Charles R. Miller . . . . . . .             198,000/  13,876                     $    1,120,750/0
James G. VanDevender  . . . . .              222,000/128,000                     $      971,750/0
Ronald R. Patterson . . . . . .              120,000/150,690                     $      415,000/0
Kenneth D. Hawkins  . . . . . .              39,449/  10,000                     $      201,230/0
Deborah H. Frankovich . . . . .                   0/  20,000                     $            0/0

- --------------------

(1)     Based upon a closing stock price of $8.125 as of December 30, 1994.

LONG-TERM INCENTIVE PLAN AWARDS/PENSION PLANS

        The Company has no long-term incentive plans other than its stock option plans described below, and the Company has no pension plan. Accordingly, disclosure regarding such matters is omitted as inapplicable.

COMPENSATION OF DIRECTORS

        The Company does not compensate directors but does reimburse their out of pocket expenses for attending board meetings. In 1992, the Company adopted a Directors Stock Option Plan whereby certain "non-management" directors would yearly receive options to purchase 10,000 shares of Common Stock, up to a maximum of 30,000 shares. Messrs. Spencer and Ferris were the only directors eligible to participate in this plan, and each has received options to acquire 30,000 shares of Common Stock at an exercise price of $9.00 per share. The options expire December 9, 2002.

EMPLOYMENT CONTRACTS

        Messrs. Miller and VanDevender executed three-year employment agreements dated December 31, 1990 which renewed and now expire February 10, 1996. Under the terms of these agreements, each agreed that under certain conditions he will not compete with the Company for two years following an involuntary termination for cause. These agreements contain a provision that upon a merger, either may terminate his agreement and receive his compensation for three years. Their salaries are currently established by the Company's Option and Compensation Committee.

        Ronald R. Patterson entered into an employment agreement effective January 1, 1992 for three years at an initial salary of $130,000 per year plus options to acquire 60,000 shares of Common Stock at a purchase price of $4.00 per share until September 30, 2001. Under the terms of this agreement, he agreed that under certain conditions he would not compete with the Company for one year following an involuntary termination for cause. This agreement contains a provision that upon a merger, he may terminate his agreement and receive his compensation for one year. Mr. Patterson's salary is currently established by the Company's Option and Compensation Committee.

PERFORMANCE GRAPH

        The following graph compares the performance of the Company's Common Stock to the Dow Jones Equity Market Index and the Dow Jones Healthcare Providers Index as of December 31 for the last five years. The graph assumes that the value of the investments in the Company's Common Stock and each index was $100 at January 1, 1990. The graph has been adjusted for the 5.70358 to 1 reverse stock split effective December 6, 1994.

                                    [GRAPH]

                                          1990        1991        1992        1993        1994        1995
- ----------------------------------------------------------------------------------------------------------
Champion Healthcare Corporation            100          40         140         300         180         456
Dow Jones Equity Market Index              100          90         117         123         132         129
Dow Jones Health Care Providers Index      100         103         111         115         176         190

                              CERTAIN TRANSACTIONS

STOCK REGISTRATION RIGHTS

        The Company and the holders of the Series A, Series BB, Series C, Series D Preferred Stock and the outstanding Warrants have rights to both require and participate in the filing of registration statements by the Company with the Securities and Exchange Commission.

CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

        Management Prescriptives, Inc., a company owned by David S. Spencer, a Director of the Company, has provided specialized consulting services to certain of the Company's hospitals. During 1993 and 1994 this company received approximately $167,000 and $283,000, respectively, in fees from the Company.

         Paul B. Queally, a Director, has been employed by and is currently a General Partner of the Sprout Group, the venture capital affiliate of Donaldson, Lufkin & Jenrette, a major investment banking firm that has received compensation for acting as an underwriter for the Company during 1994.

        Effective December 31, 1994, Michael M. Brooks' position with the Company changed from Vice President to Director of Special Projects. In connection with the change in his duties, he received a modified termination benefit, payable upon any subsequent termination, that provides for 24 monthly payments of $8,333 each rather than a lump sum payment equal to his current annual salary for 1994 of $165,000. The Company and Mr. Brooks believe this modification to be substantially the economic equivalent to the previous provision in his employment contract

        Upon the effectiveness of the Champion/AmeriHealth Merger on December 6, 1994, certain previously agreed to benefits that were to accrue only if the merger occurred were paid to certain officers and directors of AmeriHealth and other transactions were entered into as follows:

1. William G. White, formerly Chairman of the Board, President and Chief Executive Officer of AmeriHealth, received $222,097 as salary payments, $79,335 as vacation and deferred compensation payments, $510,400 in severance pay, $152,285 as an incentive bonus, other annual compensation payments of $19,903 and other compensation of $4,367. In addition Mr. White executed a three year consulting agreement with the Company at an annual rate of $200,000;

2. Steven M. Dick, formerly Vice President of AmeriHealth and President and Chief Executive Officer of AmeriHealth Management Company, received $133,400 in severance pay, $57,500 as an incentive bonus, and Mr. Dick executed an agreement to purchase certain hospital consulting contracts from AmeriHealth in exchange for his promissory note in the principal amount of $75,000. The Company executed a two year limited services consulting agreement with Mr. Dick to provide services similar to those provided pursuant to the contracts he purchased, to all the Company's hospitals at a per hospital per month rate of $2,500; and

3. A total of $145,000 was paid to nonofficer personnel of AmeriHealth as incentive bonuses and approximately $44,500 was paid in severance pay to nonofficer personnel. Effective December 6, 1994, all outstanding stock options of AmeriHealth vested.

                  APPROVAL OF CHAMPION HEALTHCARE CORPORATION
                   SELECTED EXECUTIVE STOCK OPTION PLAN NO. 5

GENERAL

        The Board of Directors has approved the Selected Executive Stock Option Plan No. 5 (the "Plan"). In structuring the Plan, the Company sought to provide for a variety of awards that could be flexibly administered in order to carry out the purposes of the Plan. This authority permits the Company to keep pace with changing developments in compensation programs and make the Company more competitive with those companies that offer creative incentives to attract and keep employees. The flexibility of the Plan allows the Company to respond to changing circumstances such as changes in tax laws, accounting rules, securities regulations and other rules regarding benefit plans. A copy of the Plan is attached hereto as Attachment 1.

PURPOSE

        The purpose of the Plan is to give qualified officers, and executive personnel of the Company and its subsidiaries an opportunity to acquire shares of the Company's Common Stock to provide an incentive for such key employees to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for key employees to join or remain with the Company and its subsidiaries.

PARTICIPANTS

        The Plan is available to executive personnel of the Company and its subsidiaries.

SHARES AVAILABLE

        The aggregate amount of shares (subject to adjustment for certain transactions affecting the Common Stock) of Common Stock available for awards under the Plan is 144,500 shares.

        Under the Plan, shares covered by any stock option or stock appreciation right or other stock award that expire or terminate unexercised or are canceled or forfeited would again be available for awards under the Plan.

ADMINISTRATION

        The Plan provides for administration by the Company's Board of Directors, which may be delegated by the Board of Directors to a committee of the Board of Directors, which is presently the Option and Compensation Committee (the "Committee"). Among the powers granted to the Committee are the authority to interpret the Plan, establish rules and regulations for its operation, select employees of the Company and its subsidiaries to receive awards, and determine the form, amount and other terms and conditions of awards. The Committee also has the power to modify or waive restrictions on awards, to amend awards and to grant extensions and accelerate awards.

ELIGIBILITY FOR PARTICIPATION

        Officers and other key employees of the Company and subsidiary companies (in which the Company owns directly or indirectly more than a 50% voting equity interest) are eligible to be selected to participate in the Plan. The selection of participants from eligible persons is within the sole discretion of the Option and Compensation Committee. The Company estimates that approximately 25 persons are currently eligible to receive awards under the Plan.

TYPES OF AWARDS

        The Plan provides for the grant of any or all of the following types of awards: (1) nonstatutory or nonqualified stock options; and (2) stock appreciation rights, in tandem with stock options or freestanding. The Plan does not provide for stock options granted in the form of an incentive stock option which satisfy the applicable requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Awards may be granted individually, in combination, or in tandem as determined by the Committee.

        OPTIONS. Options granted under the Plan are nonstatutory stock options ("Nonstatutory Stock Options") not qualifying for treatment as Incentive Stock Options (ISOs"), as defined in Section 422 of the Code. The Committee determines the recipients of Options and the terms of the Options, including the number of shares for which an Option is granted, the term of the Option and the time(s) when the Option can be exercised. Conditions respecting the exercise of an Option may, in the discretion of the Committee, be contained in the Agreement with the participant or in the Committee's procedures. The Committee may in its discretion waive any condition respecting the exercise of any Option and may accelerate the time at which any Option is exercisable.

        The price per share of Common Stock subject to an Option (the "Option Price") shall not be less than 80% of the fair market value of Common Stock on the date of the grant of the Option. As of April 18, 1995, the fair market value of a share of Common Stock was found by the Company's Board of Directors to be $8.00. The Committee also determined the manner in which the Option Price of an Option may be paid, which may include the tender of cash or securities or the withholding of Common Stock or cash to be received through grants or any other arrangements satisfactory to the Committee.

        The Plan provides that no Nonstatutory Stock Option shall be exercisable later than 10 years and 1 day from the date of grant. Options are not transferable except by will or the laws of descent and distribution.

        STOCK APPRECIATION RIGHTS. In the discretion of the Committee, Stock Appreciation Rights ("SARs") may be granted separately or in tandem with the grant of an Option. An SAR is a grant entitling the participant to receive an amount in cash or shares of Common Stock or a combination thereof, as the Committee may determine, having a value equal to the excess of (i) the fair market value on the date of exercise of the shares of Common Stock with respect to which the SAR is exercised over (ii) the Option Price.

        A SAR granted in tandem with a Nonstatutory Stock Option may be granted either at or after the time of the grant of the Nonstatutory Stock Option. A SAR granted in tandem with an Option terminates and is no longer exercisable upon the termination or exercise of the related Option. Subject to the limitations set forth in the Plan, SARs are subject to such terms and conditions as shall be determined from time to time by the Committee. The Committee at any time may accelerate the exercisability of any SAR and otherwise waive or amend any conditions to the grant of a SAR.

        SARs are not transferable except by will or the laws of descent and distribution.

        FEDERAL TAX CONSEQUENCES. Under the Code, a participant receiving a Nonstatutory Stock Option ordinarily does not realize taxable income upon the grant of the Option. A participant does, however, realize ordinary income upon the exercise of a Nonstatutory Stock Option to the extent that the fair market value of the Common Stock on the date of exercise exceeds the Option Price. The Company is entitled to a Federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant, provided that the Company withholds Federal incometax with respect to the amount of such compensation. Upon the subsequent sale of the shares acquired pursuant to a Nonstatutory Stock Option, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the participant, although there will be no tax consequences for the Company.

        Generally, a recipient does not realize taxable income upon the grant of a SAR but realizes ordinary income upon its exercise in an amount equal to the cash received and/or the fair market value of any Common Stock received. The Company is entitled to a Federal income tax deduction in an amount equal to the ordinary income realized by the participant, provided that the Company withholds Federal income tax with respect to the amount of such compensation. Upon the subsequent sale of shares acquired pursuant to a SAR, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the participant.

        If the exercisability of an Option or a SAR, or special cash settlement rights are triggered and exercised, as a result of a Change in Control of the Company, all or a portion of the value of the relevant award at that time may be a "parachute payment" for purposes of determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an "excess parachute payment" pursuant to Section 4999 of the Code. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

        Recent tax legislation limits the Company's tax deduction for all compensation paid to certain executive officers in any one year to $1,000,000. The Company's deductions related to grants under the Plan would be subject to this limitation.

        ACCOUNTING TREATMENT AND OTHER MATTERS. Under present accounting rules, a grant or exercise of an Option with an Option Price not less than the fair market value of the underlying Common Stock does not result in any charge to the Company's earnings (although a change in accounting rules which would require a charge is pending). The mere grant of a SAR does not, at the time of such grant, result in such a charge. After the date of grant, however, outstanding SARs may from time to time give rise to compensation expense to reflect changes in the market price of the Company's Common Stock. Dividend equivalents on Options and SARs will give rise to compensation expense.

        Rule changes proposed by the Financial Accounting Standards Board and currently pending would change certain aspects of the accounting treatment of awards under the Plan.

        The Plan should not affect any other incentive or compensation plan (including plans providing for the grant of stock options, stock appreciation rights or restricted stock) which may at a later date become effective for directors, officers or employees of the Company or its subsidiaries. In addition, the Plan does not preclude the Company or its subsidiaries from establishing any other form of incentive or other compensation (including stock options, stock appreciation rights or restricted stock awards) for their Directors, officers or employees, or from assuming any form of incentives or other compensation of any person or entity in connection with the acquisition of the business of assets or any person or entity.

        The Board of Directors recommends that shareholders vote for the approval of the Selected Executive Stock Option Plan No. 5.

                         RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

        The board of directors has appointed Coopers & Lybrand, L.L.P., as independent auditors of the Company for 1995. Coopers & Lybrand, L.L.P., has served as the Company's independent auditor since 1990. A representative of Coopers & Lybrand, L.L.P., is expected to be present at the meeting and will be given the opportunity to make a statement if he desires to do so and will respond to appropriate questions. The Board of Directors recommends that shareholders vote for the ratification of the appointment of Coopers & Lybrand, L.L.P., as independent certified public accountants for the Company.

        COMPLIANCE WITH STOCK OWNERSHIP REPORTING REQUIREMENTS

        Based on the Company's review of copies of all Section 16(a) filings by the officers and directors of the Company, the Company believes that in 1994, all filing requirements applicable to its officers and directors were complied with.

                         TRANSACTION OF OTHER BUSINESS

        As of the date of this proxy statement, the Board of Directors has no knowledge of business other than that described above which will be presented for consideration at the meeting. With respect to any other business which may properly come before the meeting, it is intended that proxies will be voted in accordance with the judgment of the person or persons voting them.

PROPOSALS BY STOCKHOLDERS FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

        Stockholders desiring to present proposals to the stockholders of the Company at the 1996 annual meeting of stockholders, and to have such proposals included in the Company's proxy statement and proxy, must submit their proposals to the Company so as to be received no later than December 29, 1995.

                                         By the order of the Board of Directors,



                                                           /s/ CHARLES R. MILLER
                                                               CHARLES R. MILLER
                                                                       President
Date:  May 1, 1995

THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS SOLICITED, ON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR 1994. REQUESTS SHOULD BE SENT TO CHAMPION HEALTHCARE CORPORATION, 14340 TORREY CHASE, SUITE 320, HOUSTON, TEXAS 77014,
ATTENTION:  JAMES G. VANDEVENDER.

                                                                    ATTACHMENT 1

                       CHAMPION HEALTHCARE CORPORATION
                  SELECTED EXECUTIVE STOCK OPTION PLAN NO. 5


PREAMBLE. The Board of Directors of Champion Healthcare Corporation adopted the hereinbelow described Selected Executive Stock Option Plan No. 5 effective as of May 25, 1995 and it was approved by the shareholders on __________, 1995.

1.          PURPOSE

            The purpose of this Selected Executive Stock Option Plan No. 5 (the "Plan") is to give the Selected Executive officers ("key executives") of Champion Healthcare Corporation, a Delaware corporation (the "Company"), an opportunity to acquire shares of the common stock of the Company, $.01 par value ("Common Stock"), to provide an incentive for selected executives to continue to promote the best interests of the Company and enhance its long-term performance, and to provide an incentive for such selected executives to remain with the Company.

2.          ADMINISTRATION.

            (a) BOARD OF DIRECTORS. The Plan shall be administered by the Board of Directors of the Company (the "Board"), which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under Section 12(c)) to a committee of directors (the "Committee") appointed by the Board and composed of not less than two members of the Board. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in Section 12(c)) shall be deemed to refer to the Committee. Notwithstanding the preceding provisions of this Section, no member of the Board may exercise discretion with respect to, or participate in, the administration of the Plan if, at any time within one year prior to such exercise or participation, he or she has received stock, stock options, stock appreciation rights or any other derivative security pursuant to the Plan or any other plan of the Company or any affiliate thereof as to which any discretion is exercised.

            (b) POWERS. Within the limits of the express provisions of the Plan, the Board shall determine: (i) the selected executives to whom awards hereunder shall be granted, (ii) the time or times at which such awards shall be granted, (iii) the form and amount of the awards, and (iv) the limitations, restrictions and conditions applicable to any such award. In making such determinations, the Board may take into account the nature of the services rendered by such executives, or classes of executives, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

            (c) INTERPRETATIONS. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective awards and make all other determinations it deems necessary or advisable for the administration of the Plan.

            (d) DETERMINATIONS. The determinations of the Board on all matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

            (e)           NONUNIFORM DETERMINATIONS.  The Board's
                          determinations under the Plan, including without limitation, determinations as to the persons to receive awards, the terms and





Selected Executive Stock Option Plan Page 1
                          provisions of such awards and the agreements evidencing the same, need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

3.          AWARDS UNDER THE PLAN.

            (a) TYPE OF AWARD. Awards under the Plan may be granted in either or both of the following forms: (i) Nonstatutory Stock Options, as described in Section 4, and (ii) Stock Appreciation Rights, as described in Section 6. Nonstatutory Stock Options shall be referred to herein as "Stock Options."

            (b) MAXIMUM LIMITATIONS. The aggregate number of shares of Common Stock available for grant under the Plan is 144,500, subject to adjustment pursuant to Section 8. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or canceled (other than in connection with the exercise of a Stock Appreciation Right) without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Board shall determine, which terms may be more or less favorable than those applicable to such former Stock Option.

4.          STOCK OPTIONS.

            (a) CONDITIONS. Stock Options may be granted under the Plan for the purchase of shares of Common Stock. Stock Options shall be in such form and upon such terms and conditions as the Board shall from time to time determine, subject to the following.

                          (i) OPTION PRICE. The option price of each Stock Option to purchase Common Stock shall be determined by the Board, but shall not be less than 80% of the fair market value of the Common Stock subject to such Stock Option on the date of grant or $9.00, whichever is greater.

                          (ii) TERM OF OPTIONS. No Stock Option shall be exercisable after the date ten (10) years and one (1) day from the date such Stock Option is granted.

                          (iii) CONDITIONS OF GRANT. The Board, in its discretion, may, as a condition to the grant of a Stock Option, require a selected executive who is the recipient of such Stock Option to enter into one or more of the following agreements with the Company on or prior to the date of grant of such Option:

                                       a)         A covenant not to compete
                                                  with the Company and its
                                                  subsidiaries which shall
                                                  become effective on the date
                                                  of termination of employment
                                                  of the selected executive
                                                  with the Company and which
                                                  shall contain such terms and
                                                  conditions as shall be
                                                  specified by the Board;





Selected Executive Stock Option Plan Page 2

                                       b)         An agreement to cancel any
                                                  employment agreement, fringe
                                                  benefit or compensation
                                                  arrangement in effect between
                                                  the Company and the selected
                                                  executive.

                                       c)         The D Stockholders
                                                  Agreement dated effective
                                                  December 31, 1993 as amended,
                                                  among the Company and Company
                                                  Shareholders set forth in
                                                  Schedule I to that agreement.

If the selected executive shall fail to enter into any such agreement at the request of the Board, then no Stock Option shall be granted hereunder to such selected executive and the number of shares of Common Stock which would have been subject to such Option shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan.

            (b) FORM. The form of the stock option agreement shall subject to paragraph (a) immediately above, be substantially in the form as Exhibit 1 hereto.

5.          PROVISIONS APPLICABLE TO STOCK OPTIONS.

            (a) EXERCISE. Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement between the optionee and the Company, as the Board shall determine; provided, that such determinations are not inconsistent with the other provisions of the Plan.

            (b) MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK. Stock Options may be exercised by an optionee by giving written notice to the Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. At the time that a Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if the Board in its discretion agrees to accept, in shares of Common Stock of the Company (the number of such shares paid for each share subject to the Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock on the date of exercise). As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee, shall be delivered to the optionee.

            (c) CANCELLATION OF STOCK APPRECIATION RIGHTS. The exercise of any Stock Option shall cancel that number, if any, of Stock Appreciation Rights (as defined in Section 6) included in such Stock Option, which is equal to the excess of (i) the number of shares of Common Stock subject to Stock Appreciation Rights included in such Stock Option, over (ii) the number of shares of Common Stock which remain subject to such Stock Option after such exercise.

6.          STOCK APPRECIATION RIGHTS.

            (a) AWARD. If deemed by the Board to be in the best interest of the Company, any Stock Option granted under the Plan may include a stock appreciation right ("Stock Appreciation Right"), either at the time of grant or thereafter while the Stock Option is outstanding.

            (b) TERMS OF RIGHTS. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the other provisions of the Plan as the Board shall determine; provided that:





Selected Executive Stock Option Plan Page 3

                          (i) LIMITATIONS. A Stock Appreciation Right shall be exercisable to the extent, and only to the extent, the Stock Option in which it is included is exercisable and shall be exercisable only for such period as the Board may determine (which period may expire prior to the expiration date of such Stock Option).

                          (ii)         SURRENDER OR EXCHANGE.  A Stock
                                       Appreciation Right shall entitle the
                                       optionee to surrender to the Company
                                       unexercised the Stock Option, or portion thereof, to which it is related, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Common Stock having an aggregate fair market value equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the option price per share specified in such Stock Option, multiplied by the number of shares of Common Stock subject to the Stock Option, or portion thereof, which is so surrendered. The Board shall be entitled to elect to settle any part or all of the Company's obligation arising out of the exercise of a Stock Appreciation Right by the payment to the optionee of cash or by check equal to the aggregate fair market value on the date on which the Stock Appreciation Right is exercised of that part or all of the shares of Common Stock the Company would otherwise be obligated to deliver.

            (c)           CASH SETTLEMENT RESTRICTIONS.

                          (i) Notwithstanding Sections 6(b) and 9 hereof, so long as the grantee of a Stock Appreciation Right is an officer, an owner of 10% or more of an equity security of the Company that is registered under the Securities Exchange Act of 1934, or a director of the Company, the Company's right to elect to settle any part or all of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash or by check shall not apply unless such exercise occurs either: (1) pursuant to the provisions of subsection
                                       (ii) below, or (2) during the period
                                       beginning on the third business day
                                       following the date of release by the
                                       Company for publication of its quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

                          (ii) In the event that, pursuant to Section 9, the Company shall cancel all unexercised Stock Options as of the effective date of a merger or other transaction provided therein or in the case of dissolution of the Company, then each Stock Appreciation Right held by an officer, an owner of 10% or more of an equity security of the Company that is registered under the Securities Exchange Act of 1934, or a director of the Company, shall be automatically exercised on such date within 30 days prior to the effective date of such transaction or dissolution as the Board shall determine and, in the absence of such determination, on the last business day immediately prior to such effective date.

7.          TRANSFERABILITY.

            No Stock Option or Stock Appreciation Right may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, and no Stock Option or Stock Appreciation Right shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option or Stock Appreciation Right, or levy of attachment or similar process upon the Stock Option or Stock Appreciation Right not specifically permitted herein shall be null and void and without effect. A Stock Option or Stock Appreciation Right may be exercised only by a selected executive during his or her lifetime, or pursuant to Section 11 (c), by his or





Selected Executive Stock Option Plan Page 4 her estate or the person who acquires the right to exercise such Stock Option or Stock Appreciation Right upon his or her death by bequest or inheritance.

8.          ADJUSTMENT PROVISIONS.

            The aggregate number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option and Stock Appreciation Right, and the option price per share of each such Stock Option, may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 8 shall be made according to the sole discretion of the Board, and its decisions shall be binding and conclusive.

9.          DISSOLUTION, MERGER AND CONSOLIDATION.

            Except as otherwise provided in Section 6(c)(ii), upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Stock Option and Stock Appreciation Right granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Board shall give at least 30 days prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her (1) vested or (2) if specifically provided in the option grant, vested and not vested, wholly or partially unexercised Stock Option (without regard to installment exercise limitations, if any) or Stock Appreciation Right and, subject to prior expiration pursuant to Section 11(b) or (c), each Stock Option and Stock Appreciation Right shall be exercisable after receipt of such written notice and prior to the effective date of such transaction.

10.         EFFECTIVE DATE AND CONDITIONS SUBSEQUENT TO EFFECTIVE DATE.

            The Plan shall become effective on the date established by the Board of Directors. No grant or award shall be made under the Plan more than ten (10) years from the date of adoption hereof; provided, however, that the Plan and all Stock Options and Stock Appreciation Rights granted under the Plan prior to such date shall remain in effect and subject to adjustment and amendment as herein provided until they have been satisfied or terminated in accordance with the terms of the respective grants or awards and the related agreements.

11.         TERMINATION OF EMPLOYMENT.

            (a) Each Stock Option and Stock Appreciation Right shall, unless sooner expired pursuant to Section 11 (b) or
                          (c) below, expire on the first to occur of the date one day after the tenth anniversary of the date of grant thereof or the expiration date set forth in the applicable option agreement.

            (b) A Stock Option and Stock Appreciation Right shall expire on the first to occur of the applicable date set forth in paragraph (a) next above and the date that the employment of the selected executive with the Company and all subsidiaries terminates for any reason other than death or disability. Upon receipt of notice of termination of employment, whether written or oral, Optionee shall not thereafter have the right to exercise the Stock Option or Stock Appreciation Rights. Notwithstanding the preceding provisions of this paragraph, the Board, in its sole discretion, may, by written notice given to a former employee, permit the former employee to exercise Stock Options or Stock Appreciation Rights during a period following his or her termination of employment, which period shall not exceed ninety (90) days. In no event, however, may the Board permit a former employee to exercise a Stock Option or Stock Appreciation Right after the expiration date contained in the agreement evidencing such Stock Option or Stock Appreciation Right. Notwithstanding the preceding provisions of this paragraph, if the Board permits a former





Selected Executive Stock Option Plan Page 5
                          employee to exercise Stock Options or Stock
                          Appreciation Rights during a period following his or her termination of employment pursuant to such preceding provisions, such Stock Options or Stock Appreciation Rights shall, to the extent unexercised, expire on the date that such former employee violates (as determined by the Board) any covenant not to compete in effect between the Company and/or its subsidiaries and the former employee.

            (c) If the employment of a selected executive with the Company and all subsidiaries terminates by reason of disability (as determined by the Board) or by reason of death, his or her Stock Options and Stock Appreciation Rights, if any, shall expire on the first to occur of the date set forth in paragraph (a) of this Section 11 or the first anniversary of such termination of employment.

12.         MISCELLANEOUS.

            (a) LEGAL AND OTHER REQUIREMENTS. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may bear such legend as the Board shall deem appropriate.

            (b) NO OBLIGATION TO EXERCISE OPTIONS. The granting of a Stock Option shall impose no obligation upon an optionee to exercise such Stock Option.

            (c) TERMINATION AND AMENDMENT OF PLAN. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan or any Stock Option or Stock Appreciation Right granted hereunder or may at any time terminate the Plan, except that, it may not (except to the extent provided in Section 8 hereof):
                          (i) change the total number of shares of Common Stock available for grant under the Plan; (ii) extend the duration of the Plan; (iii) increase the maximum term of Stock Options; or (iv) change the class of employees eligible to be granted Stock Options or Stock Appreciation Rights under the Plan. No action taken by the Board under this Section may materially and adversely affect any outstanding Stock Option or Stock Appreciation Right without the consent of the holder thereof.

            (d) APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Stock Options will be used for general corporate purposes.

            (e) WITHHOLDING TAXES. Upon the exercise of any Stock Option or Stock Appreciation Right, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy an federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock. Whenever under the Plan payments are to be made by the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

            (f) RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any selected executive or other optionee the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of such selected executive or other optionee.





Selected Executive Stock Option Plan Page 6

            (g) RIGHTS AS A SHAREHOLDER. No optionee shall have any right or privileges as a shareholder unless and until certificates for shares of Common Stock are issued to him or her.

            (h) LEAVES OF ABSENCE AND DISABILITY. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any selected executive. Without limiting the generality of the foregoing, the Board shall be entitled to determine (I) whether or not any such leaves of absence shall constitute a termination of employment within the meaning of the Plan, and
                          (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any selected executive who takes such leave of absence.

            (i) FAIR MARKET VALUE. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be:

                          (i) If the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten (10) consecutive trading days immediately preceding such given date;

                          (ii) If the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the Composite Tape for the ten (10) consecutive trading days immediately preceding such given date; and

                          (iii) If the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

            (j) NOTICES. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company (a) on the date it is personally delivered to the Secretary of the Company at its principal executive offices or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to an optionee (a) on the date it is personally delivered to him or her or (b) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

            (k) APPLICABLE LAW. All questions pertaining to the validity, construction and administration of the Plan and Stock Options and Stock Appreciation Rights granted hereunder shall be determined in conformity with the laws of the State of Texas.

            (l) ELIMINATION OF FRACTIONAL SHARES. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to a Stock Option or Stock Appreciation Right, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.

            (m) D STOCKHOLDERS AGREEMENT. Notwithstanding anything to the contrary contained in the Plan, the Company shall be under no obligation to sell or deliver Common Stock under the Plan to an optionee unless such optionee shall execute (i) the D Stockholders Agreement dated effective in December 31, 1993 as amended, with respect to such Common Stock, a copy of which will be furnished Optionee reasonably prior to any exercise.





Selected Executive Stock Option Plan Page 7

            This Plan, in accordance with Section 10, is effective as of the date evidenced in the Preamble hereof.


                                        CHAMPION HEALTHCARE CORPORATION



                                        By:  _______________________________
                                        Its: _______________________________





Selected Executive Stock Option Plan Page 8

PROXY                                              CHAMPION HEALTHCARE CORPORATION
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 25, 1995.

         The undersigned hereby appoints Charles R. Miller and James G. VanDevender or any one of them, with full power of substitution, attorneys and proxies of the undersigned to vote all shares of common stock of Champion Healthcare Corporation (the
"Company") which the undersigned is entitled to vote at the annual meeting of stockholders of the Company to be held on May 25,
1995, at Houston, Texas  at _*_:00 a.m. Texas time:

1.               For the election (except as indicated below) of: Charles R. Miller, James G. VanDevender, Nolan Lehmann, Paul B.
                 Queally, James A. Conroy, David S. Spencer, Manuel M. Ferris, Scott F. Meadow, William G. White, and Richard D.
                 Sage.


                 Withhold authority for all nominees listed.


Instruction:  To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.

___________________________________________________________________________________________

2.               FOR                       AGAINST                    ABSTAIN proposal to approve the Selected Executive Stock
       [  ]                    [  ]                      [  ]         Option Plan No.5.


3.               FOR                       AGAINST                    ABSTAIN ratification of appointment for Coopers & Lybrand,
       [  ]                    [  ]                      [  ]         L.L.P., as the Company's auditors for 1995.



================================================================================


                    All as described in the Notice of Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

                    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO CONTRARY SPECIFICATION IS MADE, IT WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH.

                                           Dated this _____ day of __________, 1995


                                           _______________________________________


                                           _______________________________________
                                           Signature(s) of stockholder(s)

                                           Please sign exactly as your name appears on your stock certificate.
                                           When signing as an executor, administrator, trustee or other representative, please sign your full title.  All joint owners should sign.


                PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.